                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

================================================================================

                           RECAPITALIZATION AGREEMENT

                                      among

                                 ATLAS COPCO AB,

                                       and

                          ATLAS COPCO FINANCE S.A.R.L.,

                                 as the Sellers,

                              RSC ACQUISITION LLC,

                             RSC ACQUISITION II LLC,

                                OHCP II RSC, LLC,

                             OHCMP II RSC, LLC, and

                              OHCP II RSC COI, LLC,

                                as the Investors,

                                       and

                         ATLAS COPCO NORTH AMERICA INC.,

                                   dated as of

                                 October 6, 2006

================================================================================

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                                TABLE OF CONTENTS

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                                   ARTICLE 1

                                  DEFINITIONS

1.1   Definitions........................................................     2

                                   ARTICLE 2

                          SALE AND PURCHASE OF SHARES

2.1   Sale and Purchase of the Repurchased Shares........................    15
2.2   Sale and Purchase of the Reissued Shares...........................    15
2.3   Pre-Closing Matters................................................    15
2.4   Purchase Prices and Payments.......................................    15
2.5   Post-Closing Purchase Price Adjustment.............................    16
2.6   Withholding........................................................    18

                                   ARTICLE 3

                            CLOSING AND TERMINATION

3.1   Closing............................................................    18
3.2   Closing and Post-Closing Deliveries................................    19
3.3   Termination........................................................    21
3.4   Effect of Termination..............................................    22
3.5   Limitation of Liability; Liquidated Damages........................    22

                                   ARTICLE 4

       REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE
                          COMPANY AND THE SUBSIDIARIES

4.1   Organization and Authority of the Company and the Subsidiaries.....    23
4.2   Ability to Carry Out the Agreement.................................    23
4.3   Capitalization of the Company and the Subsidiaries.................    24
4.4   Financial Statements...............................................    24
4.5   Absence of Certain Changes or Events...............................    25
4.6   Real and Personal Property.........................................    26
4.7   Litigation.........................................................    27
4.8   Compliance with Law................................................    27
4.9   Contracts..........................................................    28
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                                Table of Contents

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4.10  Brokers and Intermediaries.........................................    29
4.11  Tax Matters........................................................    29
4.12  Employee Benefits..................................................    31
4.13  Intellectual Property..............................................    33
4.14  Environmental Matters..............................................    34
4.15  Labor Matters......................................................    35
4.16  Sufficiency of Assets..............................................    35
4.17  Insurance..........................................................    36
4.18  Suppliers..........................................................    36
4.19  Intercompany Accounts; Transactions with Affiliates................    36
4.20  Disclaimer of Other Representations and Warranties; Disclosure.....    37

                                   ARTICLE 5

             FURTHER REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.1   Organization and Authority of the Sellers; Enforceability..........    38
5.2   Ability to Carry Out the Agreement.................................    38
5.3   Litigation.........................................................    39
5.4   Compliance with Laws...............................................    39

                                   ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

6.1   Organization and Authority of the Investors; Enforceability........    39
6.2   Ability to Carry Out the Agreement.................................    40
6.3   Litigation.........................................................    40
6.4   Compliance with Laws; Governmental Authorizations..................    40
6.5   Financial Resources................................................    40
6.6   Purchase of Reissued Shares, etc...................................    40
6.7   No Brokers' or Other Fees..........................................    41
6.8   Disclaimer of Other Representations and Warranties.................    41

                                   ARTICLE 7
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       CERTAIN COVENANTS AND AGREEMENTS OF THE SELLERS AND THE INVESTORS

7.1   Access and Information.............................................    41
7.2   Conduct of Business................................................    42
7.3   Regulatory Filings and Consents....................................    44
7.4   Employee Matters; Labor Matters....................................    47
7.5   Tax Matters........................................................    51
7.6   Non-Competition; Non-Solicitation..................................    58
7.7   Use of Names.......................................................    59
7.8   Credit and Performance Support Obligations.........................    60
7.9   Further Assurances.................................................    61
7.10  Cash-Free/Debt Free Transaction....................................    61
7.11  Interim Transfer...................................................    62
7.12  Insurance..........................................................    62
7.13  Transfers of Certain Obligations...................................    63
7.14  Notice of Certain Events...........................................    63
7.15  No Solicitation....................................................    63
7.16  Subsequent Financial Statements and Reports........................    63
7.17  Intercompany Agreements............................................    64
7.18  Financing..........................................................    64
7.19  Seller Notes.......................................................    66
7.20  Seller Equipment...................................................    67
7.21  Intercompany Accounts..............................................    68
7.22  Prohibited Merger..................................................    68
7.23  Transaction Related Expenses.......................................    68
7.24  Certain Assignments................................................    68
7.25  Holding Company....................................................    68
7.26  Transfer of Shares.................................................    69

                                   ARTICLE 8

                      CONDITIONS PRECEDENT OF THE SELLERS

8.1   Representations and Warranties.....................................    69
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8.2   Performance........................................................    69
8.3   Officer's Certificate..............................................    69
8.4   Regulatory Approvals...............................................    69
8.5   Injunctions........................................................    69
8.6   Interim Transfer...................................................    69
8.7   Stockholders Agreement.............................................    69
8.8   Financing..........................................................    69

                                   ARTICLE 9

                     CONDITIONS PRECEDENT OF THE INVESTORS

9.1   Representations and Warranties.....................................    70
9.2   Performance........................................................    70
9.3   Officer's Certificate..............................................    70
9.4   Regulatory Approvals...............................................    70
9.5   Injunctions........................................................    70
9.6   Interim Transfer...................................................    70
9.7   No Material Adverse Effect.........................................    70
9.8   Consents...........................................................    70
9.9   Financing..........................................................    71
9.10  Stockholders Agreement.............................................    71


                                   ARTICLE 10

                                INDEMNIFICATION

10.1  Indemnification....................................................    71


                                   ARTICLE 11

                                 MISCELLANEOUS

11.1  Fees and Expenses..................................................    77
11.2  Governing Law......................................................    77
11.3  Projections........................................................    77
11.4  Materiality........................................................    77
11.5  Amendment..........................................................    77
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11.6  Waiver.............................................................    77
11.7  No Assignment......................................................    78
11.8  Notices............................................................    78
11.9  Complete Agreement.................................................    80
11.10 Counterparts.......................................................    80
11.11 Publicity..........................................................    81
11.12 Headings...........................................................    81
11.13 Severability.......................................................    81
11.14 Third Parties......................................................    81
11.15 Consent to Jurisdiction; Waiver of Jury Trial......................    81
11.16 Enforcement of Agreement...........................................    82
11.17 Investors' Representatives.........................................    82
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                                        v

TABLE OF ATTACHMENTS

Schedule 1.1(a)      Included Capitalized Lease Obligations
Schedule 1.1(b)      Prime Energy Equipment
Schedule 1.1(c)      Retained Employees
Schedule 2.2         Reissued Share Amounts
Schedule 2.4         Reissued Share Purchase Prices
Schedule 4.2         Sellers Consents
Schedule 4.3         Jurisdiction and Capitalization of Company and Subsidiaries
Schedule 4.4(a)      Financial Statements
Schedule 4.4(b)      Certain Charges and Credits
Schedule 4.4(c)      Disclosed Liabilities
Schedule 4.5         Material Changes
Schedule 4.6(a)      Leased Real Property
Schedule 4.6(b)      Owned Real Property
Schedule 4.7         Litigation
Schedule 4.8(a)      Non-Compliance
Schedule 4.8(b)      Governmental Authorizations
Schedule 4.9(a)      Material Contracts
Schedule 4.9(b)      Material Defaults
Schedule 4.11        Tax Matters
Schedule 4.12(a)     Employee Benefit Plans
Schedule 4.12(c)     Determination Letters
Schedule 4.12(d)     Multiemployer Plans
Schedule 4.12(e)     Liabilities in respect of Employee Benefit Plans
Schedule 4.12(g)     Continuing Insurance Obligations
Schedule 4.13(a)     Owned Intellectual Property
Schedule 4.13(b)     Shared Intellectual Property Agreements
Schedule 4.13(c)     Intellectual Property Infringement
Schedule 4.13(e)     Transferred Intellectual Property
Schedule 4.14        Environmental Matters
Schedule 4.15        Labor Matters
Schedule 4.16        Sufficiency of Assets
Schedule 4.17(A)     Insurance
Schedule 4.17(B)     Disputed Insurance Claims
Schedule 4.18        Suppliers
Schedule 4.19(a)     Intercompany Accounts
Schedule 4.19(b)     Transactions with Affiliates
Schedule 7.2         Pre-Closing Conduct of Business
Schedule 7.4(f)(A)   Employment Agreements
Schedule 7.4(f)(B)   Retained Benefit Agreements
Schedule 7.5(i)      Excluded Agreements
Schedule 7.6(b)      Certain Personnel
Schedule 7.8(a)      Credit and Performance Support Obligations (extinguished)
Schedule 7.8(b)      Credit and Performance Support Obligations (continuing)
Schedule 7.10        Certain Indebtedness
Schedule 7.11        Retained Contracts

Schedule 7.13    Transferred Obligations
Schedule 7.17A   Intercompany Liabilities
Schedule 7.17B   Intercompany Receivables
Schedule 8.4     Regulatory Approvals
Schedule 9.8     Consents

Exhibit A        Form of Seller Note
Exhibit B        Form of Transition Services Agreement
Exhibit C        Forms of Licenses to Use Office Space
Exhibit D        Form of Stockholders Agreement
Exhibit E        Form of Indemnification Agreement

     RECAPITALIZATION AGREEMENT dated as of October 6, 2006 (herein, together with the Exhibits and the Schedules attached hereto, referred to as the "Agreement") among ATLAS COPCO AB, a company organized under the laws of Sweden ("ACAB"), ATLAS COPCO FINANCE S.A.R.L., a company organized under the laws of Luxembourg (the "Seller Stockholder", and together with ACAB, the "Sellers"), ATLAS COPCO NORTH AMERICA INC., a Delaware corporation (the "Company"), RSC ACQUISITION LLC, a Delaware limited liability company ("Ripplewood 1"), RSC ACQUISITION II LLC, a Delaware limited liability company ("Ripplewood 2" and, together with Ripplewood 1, the "Ripplewood Parties"), OHCP II RSC, LLC, a Delaware limited liability company ("Oak Hill 1"), OHCMP II RSC, LLC, a Delaware limited liability company ("Oak Hill 2"), and OHCP II RSC COI, LLC, a Delaware limited liability company ("Oak Hill 3" and, together with Oak Hill 1 and Oak Hill 2, the "Oak Hill Parties", and together with the Ripplewood Parties and Oak Hill 1 and Oak Hill 2, the "Investors", and each of them an "Investor").

                                   WITNESSETH:

     WHEREAS, ACAB and its Affiliates own the issued and outstanding shares of common stock of the Company (the "Shares"), as designated on Schedule 4.3, which constitutes all of the issued and outstanding capital stock of the Company;

     WHEREAS, as of the Closing Date, the Seller Stockholder will own all of the issued and outstanding Shares;

     WHEREAS, the Seller Stockholder desires to sell, and the Company desires to purchase, 84,859 Shares (the "Repurchased Shares") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Company desires to issue and sell, and the Investors desire to purchase, in the aggregate, 20,471 of the Repurchased Shares (the "Reissued Shares") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, after giving effect to the transactions contemplated in the foregoing recitals, the Investors shall own 85.47%, and the Seller Stockholder shall own 14.53%, of the total number of Shares outstanding immediately after the Closing; and

     WHEREAS, as of the Closing Date, the Company will have no employees and will own only all of the issued and outstanding membership interests of a certain Delaware limited liability company to be formed pursuant to Section 7.18(b) ("LLC1"), LLC1 will have no employees and will own only all of the issued and outstanding membership interests of a certain other Delaware limited liability company to be formed pursuant to Section 7.18(b) ("LLC2"), LLC2 will have no employees and will own only all of the issued and outstanding membership interests of a certain other Delaware limited liability company to be formed pursuant to Section 7.18(b) ("LLC3"), LLC3 will have no employees and will own only all of the issued and outstanding capital stock of Rental Service Corporation, an Arizona corporation ("RSC"), and RSC will own all of the issued and outstanding capital stock of Rental Service Corporation of Canada Ltd., a corporation existing under the laws of the province of Alberta ("RSC Canada").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "2006-2007 EBITDA" has the meaning set forth in Section 7.19(a) (Seller Notes).

     "2008 EBITDA" has the meaning set forth in Section 7.19(b) (Seller Notes).

     "AAA" means the American Arbitration Association.

     "ACAB" shall have the meaning set forth in the Preamble.

     "Accounting Principles" means the accounting principles, policies and procedures used to prepare the audited consolidated financial statements of the Business described in Section 4.4(a)(i) consistently applied to the extent not inconsistent with GAAP, as GAAP may have been modified or supplemented.

     "Acquired EBITDA" means, with respect to any fiscal year, so much of the Company's EBITDA during such fiscal year as is attributable to one or more Acquired Entities or Businesses. In determining the Acquired EBITDA attributable to any Acquired Entity or Business, no amount shall be deducted for general overhead expenses of the Company and its subsidiaries.

     "Acquired Entity or Business" means any group of business assets and properties, or any Person owning a group of business assets and properties, that
(i) is or are acquired by the Company or any of its subsidiaries after the date hereof, and (ii) have generated EBITDA during the 12 months most recently ended at the date of acquisition in an amount in excess of $3,000,000.

     "Adjusted EBITDA" means, for any fiscal year, the Company's EBITDA for such fiscal year plus, (a) the amount of Disposed EBITDA with respect to such fiscal year, plus (b) to the extent deducted in determining the Company's Net Income for purposes of determining the Company's EBITDA and Adjusted EBITDA, (1) the amount of financial and other advisory, investment banking, management, monitoring, consulting and other service fees paid or accrued to the Sponsors in such fiscal year, including for the avoidance of doubt the aggregate $40 million fee referenced in the offering memorandum relating to the Financing Transactions under the caption Monitoring, Transaction and Indemnification Agreements, and
(2) any amounts paid by the Company to the Sponsors pursuant to the Indemnification Agreement in connection with the Transactions (as defined in the Indemnification Agreement) and minus (c) Acquired EBITDA with respect to such fiscal year. For the avoidance of doubt, except as provided in clause (b) above, general overhead expenses of the Company and its subsidiaries shall be deducted in determining Net Income for purposes of determining the Company's EBITDA and Adjusted EBITDA.

     "Affiliate" means, with respect to any Person, any other Person, from time to time, directly or indirectly controlling, controlled by, or under common control with such other Person; provided that in no event shall any "portfolio company" (as such term is customarily used among institutional investors) of any direct or indirect owner of any Investor be considered an Affiliate of any Investor or the Company or any of its subsidiaries or any stockholders for purposes of this Agreement.

     "Affiliate Transaction" shall have the meaning set forth in Section 4.19(b) (Intercompany Accounts; Transactions with Affiliates).

     "Aggregate Liability Limitation" shall have the meaning set forth in
Section 3.5(b).

     "Agreement" shall have the meaning set forth in the Preamble.

     "Ancillary Agreements" shall have the meaning set forth in Section 3.2(c) (Closing and Post-Closing Deliveries).

     "Antitrust Division" shall have the meaning set forth in Section 7.3(a) (Regulatory Filings and Consents).

     "Applicable Rate" means, for any Seller Note, the lesser of (x) the Semiannual AFR Based Rate (as defined in the Seller Note) and (y) the Maximum Rate (as defined in the Seller Note), each as applicable to such Seller Note under the terms of such Seller Note.

     "Assets" shall have the meaning set forth in Section 4.6(c) (Real and Personal Property).

     "Audited Balance Sheet" shall have the meaning set forth in Section 4.4(c) (Financial Statements).

     "Audited Balance Sheet Date" means December 31, 2005.

     "Benchmark Capital" means $2,697,400,000.

     "Business" means the business of providing equipment rental services and ancillary equipment and merchandise sales and sales of used rental equipment in the United States and Canada as conducted by RSC and RSC Canada and their Affiliates, to the extent that the operations of such Affiliates are reflected in the audited consolidated financial statements described in Section 4.4(a)(i), as of the date of this Agreement (excluding the Prime Energy Division).

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

     "Business Defined Contribution Plans" shall have the meaning set forth in
Section 7.4(e)(i) (Employee Matters; Labor Matters).

     "Business Employee" shall mean any employee of a Subsidiary, excluding any Retained Employees. The term "Business Employees" shall include individuals that are actively employed as of the Closing Date as well as those who are absent from work as of the Closing Date by reason of vacation, injury, sick leave, short-term disability, long-term-disability or due to a statutory or other authorized leave of absence or military service.

     "Business Employee Flexible Account Plan" shall have the meaning set forth in Section 7.4(g)(i) (Employee Matters; Labor Matters).

     "Closing" shall have the meaning set forth in Section 3.1 (Closing).

     "Closing Capital" means the dollar amount of (a) total assets, other than any (i) cash or marketable securities, (ii) intercompany accounts receivable (except intercompany accounts receivable for the sale of equipment, merchandise or other goods), and (iii) Tax assets, less (b) total liabilities, other than any (i) Tax liabilities, (ii) intercompany accounts payable (except intercompany accounts payable for the purchase of equipment, merchandise or other goods),
(iii) Debt and (iv) liabilities for fees and out of pocket expenses incurred in connection with the transactions contemplated by this Agreement that are in existence as of the Closing and that, under Section 7.23(b), are to be borne by the Company after the Closing.

     "Closing Date" shall have the meaning set forth in Section 3.1 (Closing).

     "Closing Payment" shall have the meaning set forth in Section 2.4(a) (Purchase Price and Payment).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Letters" shall have the meaning set forth in Section 6.5 (Financial Resources).

     "Company" shall have the meaning set forth in the Preamble.

     "Company Cap" shall have the meaning set forth in Section 10.1(b).

     "Company Stock" means the common stock of the Company.

     "Confidentiality Agreements" means the Confidentiality Agreement, dated March 10, 2006, between ACAB and Ripplewood Holdings, L.L.C. and the Confidentiality Agreement, dated August 29, 2006, between ACAB and Oak Hill Capital Management, L.L.C.

     "Consents" shall mean consents, waivers, approvals, authorizations, orders, decrees, licenses, permits, clearances, exemptions, registrations, filings, notices or the expiration or termination of any prescribed waiting period.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Controlled Group Member" shall have the meaning set forth in Section 4.12(a) (Employee Benefits).

     "Covered Proceeding" shall have the meaning set forth in Section 7.5(d) (Tax Matters).

     "Credit Support Obligations" shall have the meaning set forth in Section 7.8(a) (Credit and Performance Support Obligations).

     "Damages Contribution Letters" means (i) the Damages Contribution Letter, dated as of the date hereof, between Ripplewood Partners II, L.P. and Ripplewood 1, the Sellers and the Company and (ii) the Damages Contribution Letter, dated as of the date hereof, between Oak Hill Capital Partners II, L.P., Oak Hill Capital Management Partners II, L.P., Oak Hill 1, the Sellers and the Company.

     "Debt" shall mean, in each case, including all interest accrued thereon,
(i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to purchased property, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions, (v) obligations secured by liens other than Permitted Encumbrances on assets of the Company or a Subsidiary, whether or not such Company or Subsidiary is an obligor with respect to the underlying obligations, and (vi) guarantees of any such indebtedness of any other person; provided that, for the avoidance of doubt, the term "Debt" as defined hereby and used herein shall not include any accounts payable in respect of purchased rental equipment, whether or not any of such payables are on extended terms or supported by bankers acceptances or letters of credit, or other trade payables.

     "Disposed EBITDA" means, with respect to any fiscal year, the amount of the Company's EBITDA for such fiscal year deemed forgone (determined as described below) as a result of the disposition of one or more Disposed Entities or Businesses. Disposed EBITDA with respect to any fiscal year shall be the sum of the Disposed EBITDA for each Disposed Entity or Business for each month (or portion thereof) during such fiscal year after the date of disposition of such Disposed Entity or Business. The Disposed EBITDA for any Disposed Entity or Business for any month (or portion thereof) following the disposition of such Disposed Entity or Business shall be deemed to equal the amount contributed by such Disposed Entity or Business to the Company's EBITDA during the most recent same month (or portion thereof) during which such Disposed Entity or Business was still owned by the Company. In determining the Disposed EBITDA attributable to any Disposed Entity or Business, no amount shall be deducted for general overhead expenses of the Company and its subsidiaries.

     "Disposed Entity or Business" means any group of business assets and properties, or any Person owning a group of business assets and properties, that
(i) are sold or otherwise disposed of by the Company or any of its subsidiaries after the date hereof, and (ii) generated EBITDA during the 12 months most recently ended at the date of disposition in excess of $3,000,000.

     "Dispute Notice" shall have the meaning set forth in Section 2.5(c) (Post-Closing Purchase Price Adjustment).

     "EBITDA" means, for any period and for any Person (or any group of business assets and properties), the Net Income of such Person (or such group of business assets and properties) for such period plus, to the extent deducted in determining such Net Income, the sum of (i) consolidated net interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any effect on EBITDA of an adjustment to the net book value of the rental fleet as a result of the use of purchase accounting to account for the impact of the transactions contemplated by this Agreement on the book value of the Assets.

     "Employee Benefit Plans" shall have the meaning set forth in Section 4.12(a) (Employee Benefits).

     "Encumbrance" means, with respect to any property or asset, any lien, claim, mortgage, pledge, security interest or other encumbrance.

     "Environmental Claim" means any written notice, claim, demand, action, suit, complaint, request for information or proceeding by any Person alleging or investigating liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, corrective action costs, governmental response costs, natural resource damages, fines or penalties) under any Environmental Laws.

     "Environmental Laws" means any Law in effect at the date of this Agreement (or to the extent of any representations that will be made as of Closing, those in effect as of Closing) relating to the protection of natural resources or the environment or the use, generation, management, handling, transport, treatment, storage, release or threatened release of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Closing Capital" means an estimate of Closing Capital as shown on the Estimated Closing Statement.

     "Estimated Closing Capital Adjustment" means an amount equal to Estimated Closing Capital minus Benchmark Capital.

     "Estimated Closing Statement" shall have the meaning set forth in Section
2.3 (Pre-Closing Matters).

     "Estimated Included Capitalized Lease Obligations" means the dollar amount of the Included Capitalized Lease Obligations as shown on the Estimated Closing Statement.

     "Estimated Included Cash" means the dollar amount of Included Cash as shown on the Estimated Closing Statement.

     "Estimated Intercompany Debt" means the dollar amount of Intercompany Debt as shown on the Estimated Closing Statement.

     "Final Closing Capital" means Closing Capital as shown on the Preliminary Closing Statement, as the Preliminary Closing Statement may be modified by the written agreement of the Company and ACAB, as contemplated by Section 2.5(d)(ii)(B) (Post-Closing Purchase Price Adjustment), or the decision of the Price Adjustment Arbiter, as contemplated by Section 2.5(d)(i) (Post-Closing Purchase Price Agreement).

     "Final Closing Statement" shall have the meaning set forth in Section 2.5(d)(ii) (Post-Closing Purchase Price Adjustment).

     "Final Included Capitalized Lease Obligations" means the Included Capitalized Lease Obligations as shown on the Preliminary Closing Statement, as the Preliminary Closing Statement may be modified by the written agreement of the Company and ACAB, as contemplated by Section 2.5(d)(ii)(B) (Post-Closing Purchase Price Adjustment), or the decision of the Price Adjustment Arbiter, as contemplated by Section 2.5(d)(i) (Post-Closing Purchase Price Agreement).

     "Final Included Cash" means the dollar amount of the Included Cash as shown on the Preliminary Closing Statement, as the Preliminary Closing Statement may be modified by the written agreement of the Company and ACAB, as contemplated by
Section 2.5(d)(ii)(B) (Post-Closing Purchase Price Adjustment), or the decision of the Price Adjustment Arbiter, as contemplated by Section 2.5(d)(i) (Post-Closing Purchase Price Agreement).

     "Final Intercompany Debt" means the dollar amount of Intercompany Debt as shown on the Preliminary Closing Statement, as the Preliminary Closing Statement may be modified by the written agreement of the Company and ACAB, as contemplated by Section 2.5(d)(ii)(B) (Post-Closing Purchase Price Adjustment), or the decision of the Price Adjustment Arbiter, as contemplated by Section 2.5(d)(i) (Post-Closing Purchase Price Agreement).

     "Financial Advisor" shall have the meaning set forth in Section 4.10 (Brokers and Intermediaries).

     "Financing Transactions" means the financings contemplated by the Commitment Letters or otherwise sought by the Investors in connection with the transactions contemplated hereby on terms and conditions no less favorable than those in the Commitment Letters.

     "Foreign Governmental Consents" shall have the meaning set forth in Section 7.3(c) (Regulatory Filings and Consents).

     "forward looking information" shall have the meaning set forth in Section
11.3 (Projections).

     "FTC" shall have the meaning set forth in Section 7.3(a) (Regulatory Filings and Consents).

     "GAAP" means United States generally-accepted accounting principles.

     "Governmental Antitrust Authority" shall mean any Governmental Authority with regulatory jurisdiction over any Consent required for the consummation of the transactions contemplated by this Agreement, under the HSR Act and under Other Competition Laws.

     "Governmental Authority" shall mean the government of any sovereign nation or of any state, province, territory, county, municipality or locality, and any governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body, in each case acting for, with or by empowerment of such government.

     "Hazardous Materials" means all materials regulated under any Environmental Law, defined as "hazardous substances" or "hazardous wastes," or any other term of similar import under any Environmental Law or requiring investigation or remediation under any Environmental Law, including, without limitation, petroleum, petroleum products, friable asbestos, polychlorinated biphenyl urea formaldehyde insulation or microbiological contamination.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Included Capitalized Lease Obligations" means the dollar amount of all indebtedness under the capital leases set forth on Schedule 1.1(a).

     "Included Cash" means the dollar amount of all cash and marketable securities (other than cash or marketable securities retained by the Company at the Closing pursuant to Section 7.10(a)(ii) (Cash-Free/Debt Free Transaction)) held by the Company or a Subsidiary.

     "Incremental KPMG Expenses" means any incremental increases in out of pocket expenses relative to the preparation, and review and delivery by KPMG, of the Interim Financial Statements attributable to the recapitalization structure.

     "Indemnification Agreement" shall have the meaning set forth in Section 3.2(d)(iv) (Closing and Post Closing Deliveries).

     "Indemnifying Party" shall have the meaning set forth in Section 10.1(f) (Indemnification).

     "Indemnity Claim" shall have the meaning set forth in Section 10.1(d)(iii) (Indemnification).

     "Information Memorandum" shall have the meaning set forth in Section 4.20(a) (Ability to Carry Out the Agreement).

     "Intellectual Property" shall mean all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, copyrights, Software, Internet Web sites, mask works and other semiconductor chip rights, and similar rights, and registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications, Trade Secrets and all similar intellectual property rights.

     "Intercompany Debt" means the dollar amount of all Debt owed by the Company to the Seller Stockholder immediately prior to the Closing.

     "Interim Financial Statements" shall have the meaning set forth in Section
7.18 (Financing).

     "Interim Transfer" shall mean the transfer of the Transferred Companies and Assets from the Company to a Seller Affiliate.

     "Investor Indemnified Persons" shall have the meaning set forth in Section 10.1(a) (Indemnification).

     "Investors" shall have the meaning set forth in the Preamble.

     "IRS" means the United States Internal Revenue Service.

     "Law" shall mean any statute, law (including common law), ordinance, regulation or rule of any Governmental Authority.

     "Leased Real Property" shall have the meaning set forth in Section 4.6(a) (Real and Personal Property).

     "Liabilities" shall mean any and all liabilities and obligations of every kind and description whatsoever, whether such liabilities or obligations are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute, contingent or otherwise.

     "Licenses to Use Office Space" shall have the meaning set forth in Section 3.2(d)(ii) (Closing and Post-Closing Deliveries).

     "Liquidated Damages Amount" shall have the meaning set forth in Section 3.5(a).

     "LLC1" shall have the meaning set forth in the Recitals.

     "LLC2" shall have the meaning set forth in the Recitals.

     "LLC3" shall have the meaning set forth in the Recitals.

     "Local 324 CBA" shall have the meaning set forth in Section 7.4(e)(ii) (Employee Matters; Labor Matters).

     "Losses" shall have the meaning set forth in Section 10.1(a)
(Indemnification).

     "Marked Materials" shall have the meaning set forth in Section 7.7(a) (Use of Names).

     "Material Adverse Effect" shall mean any fact, circumstance, change, occurrence or development that has a material adverse effect on the business, assets, liabilities results of operations or condition (financial or otherwise) of the Business, taken as a whole, but shall exclude any fact, circumstance, change, occurrence or development resulting from or relating to (i) events affecting the North American, European, Asian or global economy or capital or financial markets generally, (ii) changes in conditions in the industries in which the Business operates, (iii) changes in laws, regulations, or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof, or (v) other than for purposes of Sections 4.2 (Ability to Carry Out the Agreement) and 5.2 (Ability to Carry Out the Agreement), the announcement or performance of this Agreement or the transactions contemplated hereby, unless, in the case of items i-iv above, any such fact, circumstance, change, occurrence or development disproportionately affects the Business, taken as a whole.

     "Material Contracts" shall have the meaning set forth in Section 4.9(a) (Contracts).

     "Multiemployer Plan" shall have the meaning set forth in Section 4.12(e) (Employee Benefits).

     "Net Income" means, for any period and for any Person (or any group of business assets and properties), the net income or loss of such Person and its subsidiaries (or such group of business assets and properties) for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from the determination of net income any gains or losses on sales of assets outside of the ordinary course of business.

     "Non-U.S. Employees" shall have the meaning set forth in Section 7.4(h)(ii) (Employee Matters; Labor Matters).

     "Oak Hill 1" shall have the meaning set forth in the Preamble.

     "Oak Hill 2" shall have the meaning set forth in the Preamble.

     "Oak Hill 3" shall have the meaning set forth in the Preamble.

     "Oak Hill Parties" shall have the meaning set forth in the Preamble.

     "Oak Hill Representative" shall have the meaning set forth in Section 11.17(b).

     "Offering Materials and Presentations" shall have the meaning set forth in
Section 4.20(a) (Disclaimer of Other Representations and Warranties;
Disclosure).

     "Order" means any order, judgment, writ, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Other Competition Laws" means all non-U.S. Laws intended to prohibit, restrict or regulate actions having an anticompetitive effect or purposes, including, but not limited to, the Competition Act (Canada) and all other competition, restraint of trade, antimonopolization, merger control or antitrust Laws.

     "Overlap Period" shall have the meaning set forth in Section 7.5(c) (Tax Matters).

     "Owned Intellectual Property" means all Intellectual Property owned by the Company or any Subsidiary and used or held for use in the Business.

     "Owned Real Property" shall have the meaning set forth in Section 4.6(b) (Real and Personal Property).

     "PBGC" shall have the meaning set forth in Section 4.12(b) (Employee Benefits).

     "Pension Plan" shall have the meaning set forth in Section 7.4(e)(ii).

     "Permitted Encumbrances" means: (i) Encumbrances reflected in the Audited Balance Sheet or created in the ordinary course of business subsequent to the date of the Audited Balance Sheet that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property or asset subject thereto or materially interfere with the ordinary course of the Business, (ii) Encumbrances for Taxes not due and payable or that are being contested in good faith by appropriate proceedings, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens arising or incurred in the ordinary course of the Business consistent with past practices, in each case that are not delinquent or which are being contested in good faith, during which collection or enforcement is stayed, (iii) encroachments and other survey exceptions, easement agreements, and other customary encumbrances on title to real property that are not likely to have a Material Adverse Effect, (iv) zoning, conservation restriction, building codes and other land use and environmental regulations of any governmental or public authority having jurisdiction over the Real Property and Personal Property and
(v) any Encumbrances incurred in connection with or otherwise relating to the Financing Transactions.

     "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization or a government or any agency or political subdivision thereof, or any other entity.

     "Personal Property" shall have the meaning set forth in Section 4.6(c) (Real and Personal Property).

     "Pre-Closing Period" means the period from and after the date of this Agreement and until the earlier of (x) the termination of this Agreement or (y) the Closing.

     "Pre-Closing Returns" shall have the meaning set forth in Section 7.5(c)(ii) (Tax Matters).

     "Preliminary Closing Statement" shall have meaning set forth in Section 2.5(a).

     "Price Adjustment Arbiter" shall have the meaning set forth in Section 2.5(d)(i) (Post-Closing Purchase Price Adjustment).

     "Prime Energy Division" means the business of renting and selling oil-free compressor equipment and generators and certain related equipment identified on
Schedule 1.1(b) in connection therewith as conducted by RSC and RSC Canada through their respective Prime Energy divisions, as of the date of this Agreement; provided that any asset primarily used in or reasonably necessary for the operation of the Business in the ordinary course consistent with past practices shall be deemed not to be an asset of the Prime Energy Division.

     "Purchase Price" shall have the meaning set forth in Section 2.4 (Purchase Price and Payment).

     "Preliminary Closing Statement" shall have the meaning set forth in Section 2.5(a) (Post-Closing Purchase Price Adjustment).

     "Real Property" shall have the meaning set forth in Section 4.6(b) (Real and Personal Property).

     "Real Property Lease" shall have the meaning set forth in Section 4.6(a) (Real and Personal Property).

     "Reissued Share Purchase Price" shall have the meaning set forth in Section
2.4 (Purchase Prices and Payments).

     "Reissued Shares" shall have the meaning set forth in the Recitals.

     "Release" shall have the meaning provided in 42 U.S.C. Section 9601(22), but including releases resulting in exposure within a workplace.

     "Repurchased Shares" shall have the meaning set forth in the Recitals.

     "Retained Contracts" shall have the meaning set forth in Section 7.11 (Interim Transfer).

     "Retained Employees" shall mean all employees primarily engaged in the business of the Prime Energy Division and any employee that is employed directly by the Company as of the date hereof, all as listed in Schedule 1.1(c).

     "Retained Employee Flexible Account Plan" shall have the meaning set forth in Section 7.4(g) (Employee Matters; Labor Matters).

     "Retention Benefit Agreements" shall mean the agreements entered into in contemplation of a sale of the Business to pay a sum of money to certain Business Employees upon the fulfillment of certain conditions, including, without limitation, as more particularly set forth in Schedule 7.4(f)(B).

     "Return" or "Returns" means all returns, reports, information returns and statements required to be filed with any Tax authority with respect to Taxes.

     "Ripplewood 1" shall have the meaning set forth in the Preamble.

     "Ripplewood 2" shall have the meaning set forth in the Preamble.

     "Ripplewood Parties" shall have the meaning set forth in the Preamble.

     "Ripplewood Representative" shall have the meaning set forth in Section 11.17(a).

     "RSC" shall have the meaning set forth in the Recitals.

     "RSC Canada" shall have the meaning set forth in the Recitals.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Seller Affiliate" shall mean an Affiliate of either or both Sellers other than the Company or Subsidiaries.

     "Seller Defined Contribution Plan" shall have the meaning set forth in
Section 7.4(e)(i) (Employee Matters; Labor Matters).

     "Seller Indemnified Persons" shall have the meaning set forth in Section 10.1(b) (Indemnification).

     "Seller Note" shall mean a promissory note, substantially in the form of Exhibit A.

     "Seller Stockholder" shall have the meaning set forth in the Preamble.

     "Sellers" shall have the meaning set forth in the Preamble.

     "Sellers Cap" shall have the meaning set forth in Section 10.1(a).

     "Sellers' knowledge" shall have the meaning set forth in Section 4.20(b) (Disclaimer of Other Representations and Warranties; Disclosure).

     "Sellers' Marks" shall have the meaning set forth in Section 7.7(a) (Use of Names).

     "Shares" shall have the meaning set forth in the Recitals.

     "Software" means computer software, including but not limited to, application software, system software and firmware, including all source code and object code versions thereof, in any and all forms and media, and all related documentation

     "SPA" shall have the meaning set forth in the Section 11.9.

     "Sponsors" means Ripplewood Holdings, L.L.C. and Oak Hill Capital Management, L.L.C.

     "Subsidiaries" means RSC and RSC Canada and, upon their formation, LLC1, LLC2 and LLC3. Each may be separately referred to as a "Subsidiary".

     "Stockholders Agreement" shall have the meaning set forth in Section 3.2(d)(iii) (Closing and Post Closing Deliveries).

     "Tax" or "Taxes" means all domestic and foreign federal, state, provincial, municipal, territorial income, capital gains, gross receipts, profits, franchise in lieu of income, transfer, sales, excise, use, property, capital, goods and services or payroll based taxes (including all customs and import duties and any liabilities under any applicable unclaimed property or escheat Laws, together with all interest, penalties or additions to such taxes or similar charges of any kind lawfully levied, assessed, or imposed).

     "Tax Arbiter" shall have the meaning set forth in Section 7.5(c)(ii) (Tax Matters).

     "Tax Benefit" shall have the meaning set forth in Section 10.1(d)(iii) (Indemnification).

     "Termination Date" shall have the meaning set forth in Section 3.3(b) (Termination).

     "Trade Secrets" means inventions, processes, designs, formulae, trade secrets, know-how, ideas, research and development, data, databases and confidential information.

     "Transferred Companies and Assets" means (i) each of the Persons listed on
Schedule 4.3 other than the Subsidiaries and (ii) the Prime Energy Division.

     "Transition Services Agreement" shall have the meaning set forth in Section 3.2(d)(i) (Closing and Post-Closing Deliveries).

     "Treasury Regulations" means the Treasury regulations promulgated by the United States Department of Treasury with respect to the Code.

     "WARN Act" shall have the meaning set forth in Section 4.15 (Labor
Matters).

                                    ARTICLE 2
                           SALE AND PURCHASE OF SHARES

     2.1 Sale and Purchase of the Repurchased Shares. At the Closing and subject to the terms and conditions set forth in this Agreement, the Seller Stockholder shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase and acquire, all of the Seller Stockholder's right, title and interest in and to the Repurchased Shares, free and clear of all Encumbrances.

     2.2 Sale and Purchase of the Reissued Shares. At the Closing and subject to the terms and conditions set forth in this Agreement, the Company shall issue, sell, assign, transfer, convey and deliver to the Investors, and the Investors shall purchase and acquire, in the amounts set forth on Schedule 2.2 (which Schedule shall be provided by the Investors to the Sellers at least three Business Days prior to the Closing), the Reissued Shares, free and clear of all Encumbrances, other than, with respect to the Reissued Shares purchased by any Investor, such as may be created by or on behalf of such Investor.

     2.3 Pre-Closing Matters. No later than five (5) Business Days prior to the Closing Date, ACAB shall prepare and deliver to the Investors an estimate of the Preliminary Closing Statement, prepared in good faith in accordance with the Accounting Principles (the "Estimated Closing Statement"), along with a computation of the Estimated Closing Capital Adjustment, the Estimated Included Capitalized Lease Obligations and the Estimated Included Cash.

     2.4 Purchase Prices and Payments

          (a) In consideration of the sale and transfer pursuant to Section 2.1 (Sale and Purchase of the Repurchased Shares),

     (i) the Company shall pay to the Seller Stockholder by wire transfer of immediately available federal funds as specified in written instructions provided by the Seller Stockholder to the Company at least two Business Days prior to the Closing Date an amount equal to $3,345,000,000 minus (w) Estimated Intercompany Debt, minus (x) the Estimated Included Capitalized Lease Obligations, (y) plus the Estimated Included Cash and (z) (A) if the Estimated Closing Capital Adjustment is a positive number, plus the Estimated Closing Capital Adjustment and (B) if the Estimated Closing Capital Adjustment is a negative number, minus the absolute value of the Estimated Closing Capital Adjustment (the "Closing Payment");

     (ii) if, when and to the extent required by, and in the aggregate principal amounts determined under, Section 7.19, the Company shall issue to the Seller Stockholder the Seller Notes.

     (iii) the term "Purchase Price" shall mean the amount of the Closing Payment as it may be adjusted as provided in this Agreement, including pursuant to Section 10.1 (Indemnification), plus the Included Capitalized Lease Obligations and plus the aggregate original principal amount of any Seller Notes. Pursuant to this Section 2.4 and Section 7.10 (Cash-Free/Debt Free Transaction) of this Agreement, the Purchase Price contemplates a sale and purchase of the Repurchased Shares on a cash-free/debt-free basis.

          (b) In consideration of the issuance and sale pursuant to Section 2.2 (Sale and Purchase of the Reissued Shares), each Investor shall pay to the Company by wire transfer of immediately available federal funds as specified in written instructions provided by the Company to each Investor at least two Business Days prior to the Closing Date the consideration set forth opposite such Investor's name on Schedule 2.4 (which Schedule shall be provided by the Investors to the Sellers at least three Business Days prior to the Closing) for an aggregate purchase price of $500,000,000 in cash (the "Reissued Share Purchase Price").

     2.5 Post-Closing Purchase Price Adjustment.

          (a) Preliminary Closing Statement. As soon as reasonably practicable, but in any event within sixty (60) days after the Closing Date, the Company will prepare, or cause to be prepared, and deliver to ACAB a balance sheet of the Business as of the close of business on the Closing Date (the "Preliminary Closing Statement"), along with a computation of Final Closing Capital, Final Included Capitalized Lease Obligations, Final Intercompany Debt and Final Included Cash. The Preliminary Closing Statement shall be prepared in accordance with the Accounting Principles.

          (b) Cooperation. From the Closing Date until the determination of the Final Closing Statement, the Company will, and will cause the Business to, make available to ACAB and its accountants and other representatives, as reasonably requested by ACAB, during normal business hours, all books, records and other documents pertaining to the business of the Business and any personnel responsible for preparing or maintaining such books, records and documents, provided that any such access does not interfere with normal business operations and is reasonably necessary for preparing the Preliminary Closing Statement, resolving any disputes with respect thereto or otherwise determining the Final Closing Statement.

          (c) Review of Preliminary Closing Statement. ACAB and its independent certified public accountants may review the Preliminary Closing Statement and, for purposes of such review, shall be permitted reasonable access to the work papers prepared by the Company or its accountants related to the preparation of the Preliminary Closing Statement, the personnel involved in such preparation and the books, records and other documents relating to the Business and may make inquiry of the Company with respect thereto. The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, ACAB unless ACAB shall have notified the Company in writing within sixty (60) days after receipt of the Preliminary Closing Statement of any objections thereto (a "Dispute Notice"). A Dispute Notice shall specify in reasonable detail the items of the Preliminary Closing Statement which are being disputed, and a summary of the reasons for such dispute.

          (d) Dispute Resolution.

                    (i) At the request of the Company or ACAB, any dispute
               between the parties relating to the Preliminary Closing Statement that cannot be resolved by them within thirty (30) days after receipt of a Dispute Notice shall be referred to a mutually acceptable Person; provided that if the Company and ACAB do not agree on such a Person within fifteen (15) days of the end of such thirty (30) day period the Company or ACAB may request the AAA to select a panel of three qualified accounting experts that have no material relationship with any party to this Agreement or any of its Affiliates to resolve any remaining disagreement (such mutually agreed Person or panel, the "Price Adjustment Arbiter"). The Price Adjustment Arbiter shall use the AAA's Commercial Arbitration Rules, but not its rules for resolving large, complex cases. The Price Adjustment Arbiter shall determine, based solely on presentations by ACAB and the Company, and not by independent review, those items in dispute on the Preliminary Closing Statement and shall render a written report as to the resolution of each dispute and the resulting calculation of Closing Capital, Final Included Capitalized Lease Obligations, Final Intercompany Debt and/or Final Included Cash it being understood that the parties hereto will request the Price Adjustment Arbiter to render its written report promptly, but no more than twenty (20) days after its engagement. The Price Adjustment Arbiter shall have exclusive jurisdiction over, and resort to the Price Adjustment Arbiter as provided in this Section 2.5(d) shall be the sole recourse and remedy of the parties against one another or any other Person with respect to, any disputes arising out of or relating to the Preliminary Closing Statement; and the Price Adjustment Arbiter's determination shall be conclusive and binding on all of the parties hereto and shall be enforceable in a court of law. The fee of the Price Adjustment Arbiter shall be borne fifty percent (50%) by ACAB and fifty percent (50%) by the Company unless the Price Adjustment Arbiter decides, based on its determination with respect to the reasonableness of the respective positions of ACAB and the Company, that the fee shall be borne in unequal proportions.

                    (ii) The Preliminary Closing Statement shall become final
               and binding upon the parties hereto upon the earliest of (A) the failure by ACAB to deliver a Dispute Notice within the period permitted under, and otherwise in accordance with the requirements of, this Section 2.5, (B) the written agreement between ACAB and the Company with respect thereto and (C) the decision by the Price Adjustment Arbiter with respect to disputes under this Section 2.5. The Preliminary Closing Statement, as deemed to be agreed pursuant to clause (A) above, or as adjusted pursuant to the written agreement of ACAB and the Company pursuant to clause (B) above or the decision of the Price Adjustment Arbiter pursuant to clause (C) above, when and as final and binding, is referred to herein as the "Final Closing Statement".

          (e) Payment of Adjustment.

                    (i) As an adjustment to the Closing Payment, within ten (10)
               days after the Preliminary Closing Statement becomes the Final Closing Statement as provided in Section 2.5(d)(ii): (i) (A) the Seller Stockholder shall pay the Company the amount, if any, by which Estimated Closing Capital exceeds Final Closing Capital and
               (B) the Company shall pay the Seller Stockholder the amount, if any, by which Final Closing Capital exceeds Estimated Closing Capital, (ii) (A) the Company shall pay the Seller Stockholder the amount, if any, by which Estimated Included Cash is less than Final Included Cash and (B) the Seller Stockholder shall pay the Company the amount, if any, by which Estimated Included Cash exceeds Final Included Cash, (iii) (A) the Seller Stockholder shall pay the Company the amount, if any, by which Estimated Included Capital Lease Obligations are less than Final Included Capital Lease Obligations and (B) the Company shall pay the Seller Stockholder the amount, if any, by which Estimated Included Capital Lease Obligations exceed Final Included Capital Lease Obligations and (iv) (A) the Seller Stockholder shall pay the Company the amount, if any, by which Estimated Intercompany Debt is less than Final Intercompany Debt and (B) the Company shall pay the Seller Stockholder the amount, if any, by which Estimated Intercompany Debt is more than Final Intercompany Debt.

                    (ii) Any payment made pursuant to this Section 2.5 shall be made by wire transfer of immediately available funds to the account designated in writing by the receiving party and shall bear interest from and including the Closing Date computed at the rate declared from time to time by Citibank, N.A. as its "base rate" plus 200 basis points. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 360 days and the actual number of days for which it is due.

     2.6 Withholding. Notwithstanding any other provision of this Agreement or the Ancillary Agreements and for the avoidance of doubt, (i) each payment made pursuant to this Agreement or the Ancillary Agreements shall be made net of any Taxes required by applicable Law to be deducted or withheld from such payment and (ii) any amounts deducted or withheld from any such payment shall be remitted to the applicable Tax authority and shall be treated for all purposes of this Agreement or the Ancillary Agreements, as applicable, as having been paid.

                                    ARTICLE 3
                             CLOSING AND TERMINATION

     3.1 Closing. The closing of the transactions provided for herein (the "Closing") will take place at the offices of Debevoise & Plimpton LLP, at 919 Third Avenue, New York, New York, at 10:00 a.m. (New York time) no later than the second Business Day following the satisfaction of all conditions set forth in Articles 8 and 9, or at such other time and place as the Investors and ACAB shall agree (the "Closing Date"). The parties hereto shall use their commercially reasonable efforts, subject to the terms and condition hereof, to cause the Closing to occur as soon as practicable after the date hereof; provided that nothing contained in this Agreement shall require the Investors to permit LLC3, RSC or any other Person to close on the Bridge Loan (as such term is defined in the Commitment Letters) at any time prior to the Termination Date; and provided further that, if all conditions precedent to both (x) borrowing under the Bridge Loan and (y) the Investors' obligation to effect the Closing under this Agreement have been satisfied, the Investors shall instruct, and pursuant to Section 7.18, Sellers and the Company shall cause LLC3 and RSC to close on the Bridge Loan on the Termination Date if doing so is necessary to cause the Closing to occur.

     3.2 Closing and Post-Closing Deliveries.

          (a) At or prior to the Closing, the Sellers shall deliver or cause the Seller Stockholder to deliver the following:

                    (i) to the Company, stock certificates evidencing the
               Repurchased Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps;

                    (ii) to the Investors, copies of the resolutions of the
               board of directors of each Seller and any Affiliate of either Seller that is a party to this Agreement and any Ancillary Agreement authorizing and approving this Agreement and the Ancillary Agreements, as applicable, and the transactions contemplated hereby and thereby, certified by the corporate secretary of such Person to be true and complete and in full force and effect and unmodified as of the Closing Date;

                    (iii) to the Investors, (A) resignations, in form and
               substance reasonably satisfactory to the Investors, of all of the
               (1) members of the board of directors of each of the Company and the Subsidiaries and (2) officers of the Company and (B) resolutions in form and substance reasonably satisfactory to the Investors, appointing each of the individuals specified in writing to the Sellers at least three (3) Business Days prior to the Closing to the offices indicated on such writing, in each case effective upon the Closing;

                    (iv) to the Investors, the certificate required by Section
               9.3 (Officer's Certificate);

                    (v) to the Investors, affidavits or certifications in form and substance reasonably satisfactory to the Investors as are necessary to exempt the transactions contemplated by this Agreement from the provisions of Section 1445 of the Code; and

                    (vi) to the Investors, such other instruments, certificates and documents, in form and substance reasonably acceptable to the Investors and the Sellers, as may be reasonably necessary to effect the Closing.

          (b) At or prior to the Closing, the Investors shall deliver or cause to be delivered the following:

                    (i) to the Company, the Reissued Share Purchase Price by
               wire transfer of immediately available funds to an account or accounts designated by the Company at least two (2) Business Days prior to the Closing;

                    (ii) to the Sellers, copies of the resolutions of the board of directors, sole member or manager, as applicable, of each of the Investors, authorizing and approving this Agreement, the transactions contemplated hereby and the Stockholders Agreement, certified by the corporate secretary, if any, of such Person to be true and complete and in full force and effect and unmodified as of the Closing Date;

                    (iii) to the Sellers, the certificate required by Section
               8.3 (Officer's Certificate); and

                    (iv) to the Sellers, such other instruments, certificates
               and documents, in form and substance reasonably acceptable to the Investors and the Sellers, as may be reasonably necessary to effect the Closing, including any such instruments, certificates and documents reasonably required, if any, to ensure that the Included Capitalized Lease Obligations shall remain outstanding after the Closing and be the continuing obligations of the Company and the Subsidiaries.

          (c) At or prior to the Closing, the Company shall deliver to the Seller Stockholder the Closing Payment by wire transfer of immediately available funds to an account or accounts designated by the Seller Stockholder at least two (2) Business Days prior to the Closing.

          (d) At or prior to the Closing, the Sellers and the Investors shall, or shall cause their respective Affiliate to, as applicable, execute and deliver each of the following agreements (collectively, the "Ancillary Agreements"):

                    (i) a transition services agreement substantially in the
               form attached hereto as Exhibit B (the "Transition Services Agreement ");

                    (ii) each of the agreements contained in Exhibit C (the
               "Licenses to Use Office Space"), in each case substantially in the form contained in such Exhibit;

                    (iii) a stockholders agreement substantially in the form of
               Exhibit D (the "Stockholders Agreement"); and

                    (iv) an indemnification agreement substantially in the form of Exhibit E (the "Indemnification Agreement").

          (e) The Company shall deliver to the Seller Stockholder, at such times and in such aggregate principal amounts set forth in Section 7.19 (Seller Notes), subject to the conditions provided in Section 7.19, Seller Notes.

     3.3 Termination. Anything contained in this Agreement other than in this
Section 3.3 to the contrary notwithstanding, this Agreement may be terminated at any time:

          (a) by mutual written consent of the Investors and ACAB;

          (b) by the Investors or ACAB, if the transactions contemplated hereby are not consummated on or before the latest of (i) December 31, 2006, (ii) the expiration of all periods for cure provided for in Section 9.1 (Representations and Warranties) and (iii) such later date as may be agreed upon in writing by the parties hereto (the "Termination Date"); provided that a party may not terminate pursuant to this clause or enforce any rights with respect to the Termination Date if the failure of such consummation shall be due to the failure of the party wishing to terminate to comply in all material respects with its agreements and covenants contained herein or if such party shall otherwise be in material breach of its obligations hereunder;

          (c) by the Investors, if either Seller shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and (i) ACAB shall not have provided reasonable assurance that such breach will be cured in all material respects within 60 days of its occurrence, but only if such breach, singly or together with all other breaches by a Seller, constitutes a failure of the condition contained in Section 9.1 (Representations and Warranties) or 9.2 (Performance) as of the date of such termination or (ii) such assurance is provided but such breach has not been cured within such 60 day period, but only if all other conditions in
     Article 9 have been satisfied as of the date of such termination; or

          (d) by ACAB, if the Investors shall breach in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and (i) the Investors shall not have provided reasonable assurance that such breach will be cured in all material respects within 60 days of its occurrence, but only if such breach, singly or together with all other breaches by the Investors, constitutes a failure of the condition contained in Section 8.1 (Representations and Warranties) or 8.2 (Performance) as of the date of such termination or (ii) such assurance is provided but such breach has not been cured within such 60 day period, but only if all other conditions in
     Article 8 have been satisfied as of the date of such termination.

     3.4 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 3.3 (Termination):

          (a) The Investors will redeliver to ACAB, or, at each of their option, destroy (and certify such destruction to ACAB in writing) all documents, work papers and other material of the Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

          (b) The provisions of the Confidentiality Agreements shall continue in full force and effect; and

          (c) This Agreement shall become null and void and of no further force and effect, except for the following provisions which shall survive without limitation: (i) Section 7.1 (Access and Information) to the extent relating to the obligations of the Investors and the Sellers to keep confidential certain information and data obtained by it from the other party, (ii)
     Section 3.3 (Termination) and this Section 3.4, and (iii) Sections 11.2 (Governing Law) and 11.15 (Consent to Jurisdiction; Waiver of Jury Trial). Nothing in this Section 3.4 shall be deemed to release any party from any liability which such party would otherwise have hereunder for any breach by such party of the terms and provisions of this Agreement; provided that no party hereto shall have any liability hereunder for any special or consequential damages of the other party.

     3.5 Limitation of Liability; Liquidated Damages.

          (a) No owner of or actual or prospective investor in any Investor, no Sponsor or any of their respective stockholders, partners, members, directors, officers, employees representative or agents, and no Affiliate of any Investor (other than any other Investor) or any such party shall have any obligation or liability of any nature whatsoever to the Sellers and/or their Affiliates under this Agreement or in connection with or in respect of the transactions contemplated hereby or for any failure to consummate such transactions except for (i) obligations and liabilities following the Closing under the Stockholders Agreement (if such Person is a party thereto) and (ii) obligations of any such Person under a Damages Contribution Letter duly executed by such Person to contribute to such Investor such Person's share (as therein set forth) of the $25,000,000 in aggregate damages or liabilities described in Section 3.5(b) to the extent such amount is determined to be due and owing.

          (b) Unless the Closing shall have occurred, under no circumstances will any Investor have any liability hereunder, or under the Ancillary Agreements, or in connection with or in respect of the transactions contemplated hereby, or be required to expend in connection with any remedies for any breach or breaches (whether or not willful or deliberate) by any of them hereof or thereof, in excess in the aggregate of $25,000,000 for all Investors (the "Aggregate Liability Limitation"). In the event of any breach of this Agreement by any Investor as a result of which the Closing does not occur, the Sellers' and their Affiliates' sole and exclusive remedy (at law or in equity) shall be for the Sellers to receive, as liquidated damages for such breach and all other breaches by one or more of the Investors, a payment of $25,000,000 (it being understood that while actual damages of the Sellers and/or their Affiliates might be greater or less than such amount, such damages would be difficult to ascertain or prove and that such amount is a reasonable estimate of the anticipated probable harm to the Sellers and their Affiliates in such event). Upon payment of the damages and amounts contemplated by this
     Section 3.5(b), which, for the avoidance of doubt, shall not exceed $25,000,000 in the aggregate, the Sellers and their Affiliates shall have no further remedy or recourse of any nature whatsoever and the Investors shall have no further obligations of any nature whatsoever.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                WITH RESPECT TO THE COMPANY AND THE SUBSIDIARIES

     Except as otherwise set forth in the Schedules hereto, the Sellers represent and warrant to the Investors, the Company and the Subsidiaries with respect to the Company and the Subsidiaries that:

     4.1 Organization and Authority of the Company and the Subsidiaries. The Company and each Subsidiary is a corporation or (as of the Closing) limited liability company duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. The Company and each Subsidiary has all requisite corporate or other power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and, where applicable, is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not, individually or in the aggregate with all such other failures, be reasonably likely to have a Material Adverse Effect.

     4.2 Ability to Carry Out the Agreement. Except as set forth on Schedule 4.2, the execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach of the organizational documents of any of the Company or any Subsidiary (ii) violate, conflict with or result in a breach of, or constitute a default by the Company or any Subsidiary (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of the Company or the Subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which the Company or any Subsidiary or any of their respective properties, assets or rights may be bound, (iii) violate or result in a breach of any Order or Law applicable to the Company or any Subsidiary or any of their respective properties or (iv) except for applicable requirements of the HSR Act, Other Competition Laws and as may be required by the ownership of the Investor, require any Consent of, or notice to, any Governmental Authority or any other Person; except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     4.3 Capitalization of the Company and the Subsidiaries. Set forth on
Schedule 4.3 is the number of authorized, issued and outstanding shares or other equity interests of the Company and each Subsidiary and each other Person in which the Company or any Subsidiary holds any ownership interest and the owners thereof; provided that, at the Closing, except as set forth on Schedule 4.3, there shall be no outstanding shares of any series of preferred stock of the Company or any Subsidiary and, subsequent to the Interim Transfer, the only Person in which the Company shall hold any ownership interest shall be LLC1, the only Person in which LLC 1 shall hold any ownership interest shall be LLC2, the only Person in which LLC2 shall hold any ownership interest shall be LLC3, the only Person in which LLC3 shall hold any ownership interest shall be RSC and the only Person in which RSC shall hold any ownership interest shall be RSC Canada, and RSC Canada shall not hold any interest in any Person. Immediately prior to the Closing, all of the Shares shall be owned by the Seller Stockholder, all of the equity interests of LLC1 shall be owned by the Company, all of the equity interests of LLC2 shall be owned by LLC1, all of the equity interests of LLC3 shall be owned by LLC2, all of the shares of capital stock of RSC shall be owned by LLC3 and all of the shares of capital stock of RSC Canada shall be owned by RSC. Except as set forth on Schedule 4.3, there are no other authorized, issued or outstanding shares of capital stock of the Company or any Subsidiary. Except as set forth on Schedule 4.3, as of the date hereof, all of the issued and outstanding shares of capital stock of the Company and each Subsidiary is owned of record free and clear of any Encumbrances. As of the Closing, all of the issued and outstanding shares of capital stock of the Company and each Subsidiary shall be owned of record free and clear of any Encumbrances other than as set forth on Schedule 4.3 and Encumbrances incurred in connection with or otherwise relating to the Financing Transactions. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Except as contemplated by this Agreement or set forth on
Schedule 4.3, there are no outstanding options, warrants, calls, rights, including stock appreciation rights, "phantom" stock rights or stock-based performance units, or any other agreements or commitments of any character relating to the sale, issuance, transfer, registration or voting of, or the value of which is tied to the value of, any shares of the capital stock of the Company or any Subsidiary, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of the Company or any Subsidiary.

     4.4 Financial Statements.

          (a) Schedule 4.4(a) sets forth (i) the audited consolidated balance sheet of the Business, with RSC as the reporting entity, as of December 31, 2004 and 2005, respectively, and audited consolidated statements of income and cash flows for the years ended December 31, 2003, 2004 and 2005, respectively and (ii) a reviewed consolidated balance sheet of the Business, with RSC as the reporting entity, as of June 30, 2006 and the related reviewed consolidated statements of income and cash flows of the Business for the six (6) months ended June 30, 2006. All of the foregoing financial statements have been, and upon delivery by KPMG the Interim Financial Statements shall have been, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and fairly present the financial position, results of operations and cash flows of the Business as of the respective dates thereof and for the periods referred to therein.

          (b) Section 4.4(a) is only qualified by the fact that because the Business has not operated as separate "stand alone" entity, the Business has been allocated the charges and credits set forth on Schedule 4.4(b). Such charges and credits do not necessarily reflect the amounts that would have resulted from arms-length transactions.

          (c) On the Closing Date, the Company and the Subsidiaries shall not have any liabilities of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than liabilities and obligations (i) reflected on, or reserved for in, the audited consolidated balance sheet of the Business as of December 31, 2005 (the "Audited Balance Sheet"), (ii) of the Business arising after Audited Balance Sheet Date in the ordinary course of business and consistent with past practices, (iii) disclosed on Schedule 4.4(c), (iv) arising out of the Financing Transactions or (v) that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.4(c)., neither Seller nor any Seller Affiliate except Atlas Copco North America Finance LLC holds any indebtedness for borrowed money of RSC.

     4.5 Absence of Certain Changes or Events. Except as set forth in Schedule
4.5 or as otherwise contemplated by this Agreement, from Audited Balance Sheet Date through the date hereof the Business has been conducted in the ordinary course consistent with past practice, and, without limiting the generality of the foregoing, from Audited Balance Sheet Date through the date of this
Agreement:

          (a) neither the Company nor any Subsidiary has sold, transferred or exclusively licensed (A) any material rights under any Real Property Leases or (B) any material assets, properties or rights other than in the ordinary course of business or under (A);

          (b) there has not been any material increase in any rate or rates of salaries or compensation to any Business Employee whose total salary and compensation after such increase would be at an annual rate in excess of $150,000;

          (c) except as disclosed on Schedule 4.12, or as described in Section 7.4(f) (Employee Matters; Labor Matters), neither the Company nor any Subsidiary has adopted any new Employee Benefit Plan (as defined in Section
     4.12 (Employee Benefits)) or provided any material increases in any material benefits under such Employee Benefit Plans except in accordance with the terms of such plans or as required by any Law or Order;

          (d) neither the Company nor any of the Subsidiaries has failed to pay or satisfy when due any liability of the Business;

          (e) there has not been any (A) change in any method of accounting or accounting principles or practices by the Company or any Subsidiary except for any such change required by reason of a concurrent change in GAAP or
     (B) revaluation of any material asset;

          (f) neither the Company nor any Subsidiary has made or changed any material Tax election, settled or compromised any material liability for Taxes, obtained any Tax ruling or amended any material Return;

          (g) neither the Company nor any Subsidiary has merged or consolidated with any Person;

          (h) neither the Company nor any Subsidiary has declared any dividends (other than dividends payable in cash) or made any other non-cash payment or distribution in respect of any capital stock or other equity interests; and

          (i) there has not been any fact, circumstance, change, occurrence or development that has had, or would reasonably be expected to constitute, a Material Adverse Effect.

     4.6 Real and Personal Property.

          (a) Leased Real Property. Schedule 4.6(a) lists all real property leased or subleased by the Company or a Subsidiary as of the date of this Agreement for use in the Business (the "Leased Real Property"). With respect to each such lease and sublease (a "Real Property Lease"; collectively, "Real Property Leases"), a true and complete copy of each of which has been made available to the Investors, and except as otherwise specified on Schedule 4.6(a) or where the failure of any of the following to be true and correct would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect:

                    (i) such Real Property Lease is valid and binding in all
               respects upon the Company or a Subsidiary, as applicable, and the applicable lessor or sublessor, as the case may be;

                    (ii) such Real Property Lease is in full force and effect, in all respects;

                    (iii) none of the Sellers, the Company or any of the
               Subsidiaries and, to the Sellers' knowledge, no other party to any Real Property Lease, is in default and no condition or event exists or has occurred which, after notice or lapse of time, or both, would constitute a default; and

                    (iv) no Real Property Lease contains any provisions giving the lessor thereunder any right to consent to, or terminate or modify such Real Property Lease as a result of, this Agreement, the transactions contemplated by this Agreement, including the transactions contemplated by the Commitment Letters, or any change in the net worth of the Company or any Subsidiary.

          (b) Owned Real Property. Schedule 4.6(b) lists all real property owned by the Company or a Subsidiary and used or held for use in the Business (together with all easements, licenses, rights and appurtenances relating thereto, the "Owned Real

     Property"; the Leased Real Property and the Owned Real Property collectively referred to as the "Real Property") as of the date of this Agreement. With respect to each such parcel of Owned Real Property and except as otherwise specified on Schedule 4.6(b) and except as would not, individually or in the aggregate including the matters specified in
     Schedule 4.6(b), reasonably be expected to have a Material Adverse Effect:

                    (i) the identified owner has good and marketable fee simple title to the parcel of Owned Real Property, and to the buildings, structures and other improvements located thereon, free and clear of any Encumbrances, except for Permitted Encumbrances; and

                    (ii) there are no pending or, to the Sellers' knowledge,
               threatened condemnation proceedings or lawsuits affecting the Owned Real Property or portions thereof.

          (c) Personal Property; Title to Assets. The Company or a Subsidiary has good and valid title to, or has the right to use as currently used in the Business pursuant to a valid and existing lease or license, all of the personal property used or held for use in the Business ("Personal Property") and other assets, including the Intellectual Property, used or held for use in the Business or reflected on the Audited Balance Sheet or acquired by the Company or a Subsidiary after Audited Balance Sheet Date (collectively, the "Assets"), except with respect to assets disposed of in the ordinary course of business since such date, free and clear of any Encumbrances except for Permitted Encumbrances. All of the Assets were acquired by the Business in the name of the Company or a Subsidiary or have been transferred to the Company or a Subsidiary such that the Company or a Subsidiary has all rights of the original purchaser of such Assets.

          (d) Real Property Taxes. To the knowledge of the Sellers, there is no pending or contemplated special assessment or reassessment of any parcel included in the Owned Real Property or any parcel included in the Leased Real Property that would result in a material increase in the real property taxes or other similar charges payable by the Company or any Subsidiary with respect to any parcel of Owned Real Property or in the rent, additional rent or other sums and charges payable by the Company or any Subsidiary under the Real Property Leases.

     4.7 Litigation. Except as set forth on Schedule 4.7, (i) there is no action, claim, demand, summons, subpoena, cease and desist letter, suit, proceeding or investigation pending or, to Sellers' knowledge, threatened against the Company or any Subsidiary at law, in equity or otherwise, and (ii) there are no outstanding Orders, settlement agreements or similar written agreements affecting the Company or any Subsidiary.

     4.8 Compliance with Law. Except as set forth on Schedule 4.8(a), neither the Company nor any Subsidiary is in violation of any Order or Law applicable to its Business, such Person or any of such Person's assets, properties or rights, including any Applicable Privacy Laws, and neither the Company nor any Subsidiary has been charged with, or is, to the Sellers' knowledge, under investigation with respect to any violation of, any applicable Order or Law, except for violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company and Subsidiaries have the licenses, permits and other governmental authorizations listed on Schedule 4.8(b), which are all of licenses, permits and other governmental authorizations necessary to conduct the Business as presently conducted, except where the failure to have such licenses, permits and other governmental authorizations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     4.9 Contracts.

          (a) Schedule 4.9(a) sets forth a complete list as of the date of this Agreement of any written contract in respect of the Business to which the Company or any Subsidiary is a party or by which any of them is bound other than Employee Benefit Plans (collectively, the "Material Contracts"):

                    (i) that involves the expenditure by the Company or the
               Subsidiaries of more than $3,000,000 in any instance for the purchase of materials, supplies, equipment or services, excluding any such contract that is terminable by the Company or a Subsidiary without penalty on not more than 90 days notice;

                    (ii) is an indenture, mortgage, loan agreement, capital
               lease, security agreement, or other agreement for the borrowing of money in excess of $50,000;

                    (iii) that guarantees the obligations of another Person
               (other than the Company or any Subsidiary) involving the potential expenditure by the Company or the Subsidiaries after the date of this Agreement of more than $50,000, or under which any Person has guaranteed any liabilities or obligations of the Company or any Subsidiary;

                    (iv) that restricts the Company or any Subsidiary after the date of this Agreement from engaging in any line of business in any geographic area or competing with any Person that materially impairs or would reasonably be expected to materially impair the operation of the Business;

                    (v) that is a license agreement (as licensor or licensee)
               with third parties under which the Company or any Subsidiary is obligated to pay or is expected to receive after the date of this Agreement an amount in excess of $50,000 during any calendar year or that is otherwise material to the Business;

                    (vi) that is a partnership, limited liability company or
               joint venture agreement;

                    (vii) under which the Company or any Subsidiary has
               obligations or contingent liabilities after the date of this Agreement relating to the acquisition or sale of any business enterprise;

                    (viii) that is an exclusive distributor, dealer or similar contract;

                    (ix) contracts between the Company or a Subsidiary, on the one hand, and either of the Sellers or any Affiliates of either of the Sellers (excluding the Company and the Subsidiaries), on the other, which provides for aggregate payments after the date hereof by or to the Company or any Subsidiary of more than $250,000 during any one-year period; and

                    (x) any contract that contains rights or obligations
               relating to both the Business and the Prime Energy Division.

          (b) Except as set forth in Schedule 4.9(b), each Material Contract is in full force and effect, and is a valid and binding agreement of the Company or a Subsidiary, and, to the Sellers' knowledge, each of the other parties thereto, enforceable against the Company or Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth on Schedule 4.9(b), no condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a default by (x) the Company or any Subsidiary under any Material Contract or (y) to the Sellers' knowledge, any other party to any Material Contract, in each case, except for defaults that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Complete copies of (i) each such Material Contract (including all modifications and amendments thereto and waivers thereunder) and (ii) all form contracts, agreements or instruments used in and material to the Business have been made available to each Investor.

     4.10 Brokers and Intermediaries. Except for Deutsche Bank AG, London (the "Financial Advisor"), none of the Sellers, the Company or any Subsidiary has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. ACAB shall bear the cost of any payments to which any Financial Advisor shall be entitled in its engagement with ACAB; provided that, for the avoidance of doubt, ACAB shall not bear the cost of any payments that any Financial Advisor, or any other Person may be entitled in respect of the financing of the transaction contemplated hereby pursuant to an agreement between the Investor and such Person.

     4.11 Tax Matters. Except as set forth in Schedule 4.11 or except to the extent arising as a result of the actions and agreements contemplated by Section 7.18: (a) all material Returns required to be filed on or prior to the Closing Date by the Company or any Subsidiary have been, or (to the extent not yet filed) will be, duly and timely filed; (b) such Returns are, or (to the extent not yet filed) will be, true, complete and correct in all material respects; (c) all material Taxes due and payable by the Company or any Subsidiary prior to the Closing Date have been, or will be, duly and timely paid prior to the Closing Date (except for those Taxes being contested in good faith and reflected, in accordance with GAAP, on the financial statements of the Company and the Subsidiaries); (d) there are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Return of the Company or any Subsidiary or (ii) for assessment or collection of any Taxes of the Company or any Subsidiary; (e) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the Sellers' knowledge, threatened, regarding any Taxes relating to the Company or any Subsidiary; (f) to the Sellers' Knowledge, no claim for any unpaid material Taxes has become an Encumbrance against any assets or property of the Company or any Subsidiary except for Permitted Encumbrances; (g) all material Taxes that the Company or any Subsidiary are required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate Governmental Authority to the extent due and payable; (h) to the Sellers' Knowledge, no written claim against or in respect of the Company or any Subsidiary (other than a claim that has been finally settled) has been made by any Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction, that the Company or any Subsidiary may be subject to an obligation to file Returns or pay or collect any Taxes in respect of such Tax in that jurisdiction; (i) except for any group of which the Company is the common parent, neither the Company nor any Subsidiary is or was a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local, or foreign Law) or has any liability for the Taxes of any Person (other than the Company and any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or as successor; (j) neither the Company nor any Subsidiary has received or applied for a Tax ruling and has entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or similar provision of state, local or foreign Law) which closing agreement currently is in effect; (k) neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code; (l) neither the Company nor any Subsidiary is (or will be) required to (A) make an adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) beginning after the Closing Date by reason of the manner in which any item was reported on any Return filed (or to be filed) for any taxable year (or portion thereof) ending on or prior to the Closing Date, (B) include any income or gain for any taxable period (or portion thereof) beginning after the Closing Date under Section 453 of the Code (or any similar provision of state, local or foreign Law) (or the so-called "open transaction doctrine") in respect of any transaction that occurred on or prior to the Closing Date or (C) pay any penalty (or was required to pay any penalty) described in Section 6707A(e)(2) of the Code (or any similar provision of state, local or foreign Law) by reason of any transaction undertaken on or prior to the Closing Date; (m) true, correct and complete copies of all income, franchise, sales and use, and other material Returns filed by or with respect to the Company and the Subsidiaries for the past three years have been made available to the Investors; (n) any debt obligations of the Company or any Subsidiary held by any Sellers or any Affiliate thereof

(including the "repo" arrangement between RSC and Atlas Copco Nacka Holding AB) is treated for U.S. federal income tax purposes as indebtedness and any interest deductions claimed by the Company or any Subsidiary with respect to any such indebtedness are not subject to any deferral or disallowance provisions under the Code, (o) as of the date hereof, neither the Company nor any Subsidiary has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local, or foreign Law), (p) Schedule 4.11(p) sets forth a list of each contract pursuant to which the Company or any Subsidiary could be liable for the income or franchise Taxes of any other Person (other than any contract as to which any and all liability of the Company or any Subsidiary for any such Taxes is covered by the indemnity in Section 7.5(a)(ii)(B) (Tax Matters) or Section 10.1(a)(vii) or which is required to be cancelled pursuant to Section 7.5(i)), and (q) the Company and the Subsidiaries that are "includible corporations" within the meaning of Section 1504(b) of the Code are members of an "affiliated group" within the meaning of Section 1504(a) of the Code of which the Company is the "common parent" and the Company and the Subsidiaries that are "includible corporations" within the meaning of Section 1504(b) of the Code are permitted to join in filing a consolidated U.S. federal income Tax Return. Sections 4.4 (subject to the qualification in Section 10.1(a)(i)), 4.5(f), 4.6(d), 4.9, 4.11 and 4.12 comprise the sole and exclusive representations and warranties of the Sellers relating to Taxes.

     4.12 Employee Benefits.

          (a) Schedule 4.12(a) sets forth a list as of the date of this Agreement of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA or similar Canadian, state, provincial or local laws), and each other material retirement, hospitalization, medical insurance, life insurance, disability insurance, severance, vacation, change in control, employment, deferred compensation, incentive, bonus, stock option, stock purchase or restricted stock plan, program, agreement or policy in respect of the Business, in each case that is sponsored or maintained by the Company, any Subsidiary, any Seller or any other member of a controlled group of organizations (within the meaning of Section 414(b), (c), (m) or (o) of the Code) of which the Company, a Subsidiary or a Seller is a member ("Controlled Group Member") (collectively, the "Employee Benefit Plans"). All Employee Benefit Plans in which current or former Business Employees participate are so denoted on Schedule 4.12(a). The term "Employee Benefit Plan" shall not include any statutory pension, health or unemployment insurance schemes or other statutory benefit schemes for which the Company, Subsidiaries or Sellers are required to make contributions.

          (b) With respect to each Employee Benefit Plan, the Sellers have provided or made available to the Investors true and complete copies of all written Employee Benefit Plans; descriptions of all unwritten Employee Benefit Plans; all trust agreements; insurance contracts or other funding arrangements; to the extent required by ERISA, the two most recent actuarial and trust reports; the two most recent Forms 5500 that have been filed and all schedules thereto; the most recent IRS determination letter; the current summary plan description; all currently effective material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation ("PBGC") or the Department of Labor (including a written description of any oral communication); an actuarial study of any post-employment life or medical benefits provided under any such Employee Benefit Plan, if any; currently effective statements or other material communications regarding withdrawal or other material multiemployer plan liabilities, if any; and all amendments and modifications to any such document. All accounting practices and actuarial and other assumptions used in connection with the preparation of all documents described above or in the determination of any funding obligation for any Employee Benefit Plan are reasonable and materially consistent with any applicable Law or Order.

          (c) Except as set forth on Schedule 4.12(c), each Employee Benefit Plan maintained in the United States that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification (or has timely filed for such a letter), and nothing has occurred that could reasonably be expected to adversely affect such qualification. Each Employee Benefit Plan that is a retirement plan maintained outside the United States and intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate government authority, where applicable (or has been submitted for such review and approval within the applicable time period), and nothing has occurred that could reasonably be expected to adversely affect such tax-favored status.

          (d) There are no pending or, to the Sellers' knowledge, threatened claims or litigations with respect to any Employee Benefit Plan, other than routine claims for benefits by participants and beneficiaries.

          (e) Except as set forth in Schedule 4.12(e), none of the Company, the Subsidiaries or Sellers has any obligation to contribute to a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plan").

          (f) Except as set forth in Schedule 4.12(f), none of the Employee Benefit Plans are subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 4.12(e), with respect to any other plan sponsored, maintained or contributed to by a Controlled Group Member that is subject to Title IV of ERISA (including a Multiemployer Plan), no event or condition has occurred in connection with which the Company or any Subsidiary could be subject to any liability, Encumbrance or lien that would reasonably be expected to have a Material Adverse Effect under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which the Company or any Subsidiary is required to indemnify any person against such liability.

          (g) The Employee Benefit Plans have been maintained in accordance with their terms and any applicable laws, except where the failure to so maintain the Employee Benefit Plans would not reasonably be expected to have a Material Adverse Effect. All contributions and insurance premiums required by law or any contract to have been made under any of the Employee Benefit Plans have been made by the due date thereof (including any valid extension), except where the failure to make such contributions or premium payments would not reasonably be expected to have a Material Adverse Effect.

          (h) Except as set forth on Schedule 4.12(h)(i), none of the Employee Benefit Plans provide for continuing medical/dental benefits for any participant or beneficiary following the participant's termination of employment, except as may be required under COBRA (or under similar applicable Canadian, state, federal, provincial or local laws) and at the expense of the participant or beneficiary. Except as set forth in Schedule 4.12(h)(ii), none of the Employee Benefit Plans provide for continuing life insurance for any participant or beneficiary following the participant's termination of employment, except as may be specifically required by applicable law, the terms of the plan or upon the express written election of the participant at the expense of the participant or beneficiary.

          (i) Except as set forth in Schedule 4.12(i), the consummation of the transactions contemplated by this Agreement, by itself or in combination with any other event, will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Business Employee, nor will such consummation entitle any Person to any payments or enhanced benefits that would be an "excess parachute payment" as defined in Section 280G of the Code that would not be deductible as a result of the operation of Section 280G of the Code.

          (j) This Section 4.12 and, to the extent applicable, Section 4.11 (Tax Matters) comprise the sole and exclusive representations and warranties of the Sellers relating to employee benefits matters.

     4.13 Intellectual Property.

          (a) Schedule 4.13(a) lists all Owned Intellectual Property that is registered or subject to an application for registration or that is otherwise material to the Business, other than Trade Secrets. Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries are the exclusive owners of the Owned Intellectual Property set forth in Schedule
     4.13 and the Trade Secrets owned by the Company or any of its Subsidiaries, free and clear of any Encumbrances other than Permitted Encumbrances. All Software, Trade Secrets and work product developed by or for the Company or any Subsidiary are exclusively owned by the Company or its Subsidiaries, except as set forth on Schedule 4.13(a) and, immediately after the Closing, the Company and its Subsidiaries will continue to be the exclusive owners thereof, on the same terms and conditions as in effect prior to the Closing. Except as set forth on Schedule 4.13(a), none of the Intellectual Property used in the Business is owned by Sellers or any Affiliate of Sellers other than the Company or its Subsidiaries.

          (b) Schedule 4.13(b) lists all agreements to which the Sellers or any Affiliates, the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound that relate to Intellectual Property used or held for use in the Business, including (i) licenses of Intellectual Property to the Company or any of the Subsidiaries by any other Person,
     (ii) licenses of Intellectual Property to any other Person by the Company or any of its Subsidiaries, (iii) agreements otherwise granting or restricting the right to use

     Intellectual Property and (iv) agreements transferring, assigning, indemnifying with respect to or otherwise relating to Intellectual Property used or held for use in the Business. The agreements set forth on Schedule 4.13(b) are covered by representations and warranties in Section 4.9(b) (Contracts).

          (c) The conduct of the Business does not infringe or otherwise conflict with the rights of any Person in respect of any Intellectual Property. To the knowledge of the Sellers, none of the Owned Intellectual Property or any Intellectual Property owned by the Sellers or an Affiliate (other than the Company and its Subsidiaries) and used in the Business is being infringed or otherwise used or being made available for use by any Person without a license or permission from the Company or its Subsidiaries, except as set forth in Schedule 4.13(c).

          (d) The Company or one of its Subsidiaries has taken commercially reasonable actions to protect the Owned Intellectual Property under applicable Law (including making and maintaining in full force and effect any appropriate filings, registrations and issuances). Each of the Company and its Subsidiaries has taken commercially reasonable actions necessary to maintain the secrecy of confidential Intellectual Property used in the Business. To the Knowledge of the Sellers, none of the Company or its Subsidiaries is using any material Owned Intellectual Property in a manner that would reasonably be expected to result in the cancellation or unenforceability of such Owned Intellectual Property.

          (e) The Owned Intellectual Property and the Intellectual Property covered by the agreements set forth or required to be set forth on Schedule 4.13(b) constitute all of the Intellectual Property used in and material to the Business. Except as set forth on Schedule 4.13(e), the Interim Transfer will have no effect on the Intellectual Property used or held for use in the Business or the terms and conditions for such use and immediately after the Closing, the Company and its Subsidiaries will have the right to use all Intellectual Property used in the Business in accordance with the agreements listed or required to be listed on Schedule 4.13(b) on the same terms and conditions as in effect prior to the Closing.

     4.14 Environmental Matters. Except as set forth on Schedule 4.14 and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

          (a) the Company and each Subsidiary is and has been in compliance with all Environmental Laws and is in possession of and compliance with all permits and authorizations required under Environmental Laws;

          (b) neither the Company nor any Subsidiary has received any Environmental Claim and no Environmental Claim against the Company or any Subsidiary is pending or, to the Sellers' knowledge, is any Environmental Claim threatened;

          (c) neither the Company nor any Subsidiary has entered into, has agreed to, or is subject to, any decree or order or other similar requirement of any Governmental Authority under any Environmental Laws;

          (d) neither the Company nor any Subsidiary has Released Hazardous Materials into the environment in violation of Environmental Laws or in a manner that has resulted or would reasonably be expected to result in liability under Environmental Laws, and to the Sellers' knowledge, no other Person has Released Hazardous Materials into the environment at any property currently or formerly owned or operated by the Company or any Subsidiary in violation of Environmental Laws or in a manner that has resulted or would reasonably be expected to result in liability under Environmental Laws.

          (e) the consummation of the transactions contemplated hereby require no notice to or approval from any Governmental Authority under any Environmental Law; and

          (f) Sellers have made available to Investors all material environmental assessments, audits, investigations, studies and documents relating to properties or assets currently or formerly owned, leased or used by the Company or any Subsidiary.

          (g) This Section 4.14 and Sections 4.4 (Financial Statements), 4.5 (Absence of Certain Changes or Events) and 4.8 (Compliance with Law) comprise the sole and exclusive representations and warranties of the Sellers relating to Environmental Laws and Hazardous Materials.

     4.15 Labor Matters. Except as set forth in Schedule 4.15, as of the date hereof: (i) none of the Company, the Subsidiaries or the Sellers in respect of the Business is a party to any collective bargaining contract or agreement, nor is any such contract or agreement presently being negotiated; (ii) there is no unfair labor practice charge or complaint pending or, to the Sellers' knowledge, threatened against the Company, a Subsidiary or a Seller in respect of the Business; (iii) there is no, nor during the two years preceding the date hereof, has there been any labor strike, slowdown, work stoppage, or lockout in effect, or, to the Sellers' knowledge, threatened against or otherwise affecting the Company, a Subsidiary or a Seller in respect of the Business; (iv) none of the Company, the Subsidiaries or the Sellers in respect of the Business is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (v) the Company, the Subsidiaries and the Sellers in respect of the Business are in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") and any similar Canadian, state, federal, provincial or local laws; and (vi) there is no effort to organize employees of the Company, any Subsidiary or a Seller in respect of the Business which is pending or, to the Sellers' knowledge, threatened as of the date hereof.

     4.16 Sufficiency of Assets. Except as set forth on Schedule 4.16, the Assets and the services of the Business Employees, together with the assets, services and rights that are the subject of, or that otherwise will be available to the Investor through, the Ancillary Agreements, comprise all of the assets, properties and rights required for the conduct of, and are sufficient to operate, the Business as conducted on the date of this Agreement by the Sellers and their

Affiliates. The Assets are in good repair and operating condition (subject to normal wear and tear and maintenance consistent with the past practice of the Business) and are adequate and suitable for the purposes for which they are presently being used or held for use. None of the Assets have been or will be transferred to either Seller or any Seller Affiliate in the Interim Transfer or otherwise. None of the Company or any Subsidiary owns any assets, other than trademark registrations referenced on Schedule 4.13(a), or conducts any business in Mexico.

     4.17 Insurance. Schedule 4.17A lists, and the Sellers have made available to the Investors complete copies of, all insurance policies (including fidelity bonds and other similar instruments) and self insurance programs relating to the Assets, the Business or the employees, officers or directors of the Company and the Subsidiaries, showing as to each policy the carrier, policy number, expiration date and a general description of the type of coverage provided (including without limitation whether it is a "claims made" or "occurrence" based policy). There is no claim by or with respect to the Company or any Subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights, except as set forth in Schedule 4.17B. All premiums payable under such policies have been timely paid, and the Sellers, the Company and their respective subsidiaries have otherwise complied fully with the terms and conditions of such policies. The Sellers have provided to the Investors copies of all loss runs of or relating to the Business for all periods since January 1, 2003. The consummation of the transactions contemplated by this Agreement will not adversely affect the availability, claims procedures or cost of coverage for the Business under any policy or program listed on Schedule 4.17A in respect of events occurring prior to the Closing.

     4.18 Suppliers. Schedule 4.18 lists (i) the names and addresses of each supplier (including any Affiliates of Seller) from which the Business, individually or in the aggregate, ordered equipment, supplies or other products or services with an aggregate purchase price of $3,000,000 or more during the twelve-month periods ended December 31, 2004 and December 31, 2005 and (b) the amount of purchases from each such supplier during such periods. Since December 31, 2005, there has not been any material adverse change in the terms and conditions of sale of such raw equipment, supplies or other products or services, and the Sellers have no knowledge that there will be such change (other than general and customary price increases) after the Closing Date including as a result of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby.

     4.19 Intercompany Accounts; Transactions with Affiliates.

          (a) Schedule 4.19(a) lists all balances as of June 30, 2006, between any Seller or any of its Affiliates (other than the Company and the Subsidiaries), on the one hand, and the Company or any Subsidiary, on the other hand. Since June 30, 2006, there has not been any accrual of liability by the Company or any Subsidiary to any Seller or any of their Affiliates (other than the Company and its Subsidiaries) or other transaction between the Company or any Subsidiary and any Seller or any of their Affiliates (other than the Company and its Subsidiaries), except, with respect to the period prior to the date of this Agreement, in the ordinary course of business of the Business consistent with past practice, and thereafter, as provided in Schedule 4.19(a).

          (b) Schedule 4.19(b) lists all agreements, arrangements and other commitments or transactions related to the Business to or by which the Company or any Subsidiary, on the one hand, and any Seller or any of its Affiliates (other than the Company or any Subsidiary), on the other hand, are or have been a party or otherwise bound or affected (each, an "Affiliate Transaction") and that (i) relate to the Business and are currently pending or in effect or (ii) do not relate to the Business and will be or remain in effect after the Closing. Except as set forth on
     Schedule 4.19(b), each Affiliate Transaction entered into since December 31, 2003 was on terms and conditions no more favorable to the Company and its Subsidiaries than as would have been obtainable by them at the time in a comparable arm's length transaction with a Person other than any Seller or any of their Affiliates.

     4.20 Disclaimer of Other Representations and Warranties; Disclosure.

          (a) None of the Company, the Subsidiaries or Sellers or anyone acting or purporting to act on their behalf makes or has made any representations or warranties relating to the Business, the Company, any Subsidiary or a Seller or otherwise in connection with the transactions contemplated hereby other than those expressly set out in Articles 4 and 5 hereof. Without limiting the generality of the foregoing, none of the Company, the Subsidiaries or Sellers or anyone acting or purporting to act on their behalf has made, or shall be deemed to have made, any representations or warranties in the Confidential Information Memorandum dated March 2006 (the "Information Memorandum"), in the management presentations relating to the Business prepared in consultation with the Financial Advisor and presented to the Investors in April/May 2006 or in any other presentation of the Business in connection with the transactions contemplated hereby, materials included in the on-line data room hosted by DataSite, contained in any responses to due diligence requests made by the Investors or in any other materials delivered to the Investors in connection with any other such presentation (collectively, including the Information Memorandum, the "Offering Materials and Presentations"), and no statement contained in the Offering Materials and Presentations shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information (except to the extent expressly provided in Section 4.4 (Financial Statements)) or any memoranda of offering materials or presentations, including but not limited to the Offering Materials and Presentations, are not and shall not be deemed to be or to include representations or warranties of the Company, any Subsidiary or a Seller. No Person has been authorized by the Company, any Subsidiary or a Seller to make any representation or warranty relating to the Company, any Subsidiary or a Seller or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by the Company, any Subsidiary or a Seller.

          (b) Whenever a representation or warranty made by the Sellers herein refers to the "knowledge of Sellers," "Sellers' knowledge" or a phrase of similar meaning, such knowledge shall be deemed to consist only of the actual knowledge of Freek Nijdam (after due inquiry of William Thomas), Mark Cohen, Erik Olsson, Keith Sawottke, Kevin

     Loughlin, Patricia Chiodo, James Quarry (but only with respect to Sections
     4.6 and 4.14), Scott Frisbie (but only with respect to Section 4.13), Ellen Steck (but only with respect to Section 4.13), David Curto (but only with respect to Sections 4.11 and 4.6(d)) and Joseph Turturica (but only with respect to Sections 4.12 and 4.15). No Seller has any duty to undertake any investigation concerning any matter as to which a representation or warranty is made as to the Sellers' knowledge.

                                    ARTICLE 5
              FURTHER REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as otherwise set forth in the Schedules attached hereto, the Sellers represent and warrant to the Investors, the Company and the Subsidiaries:

     5.1 Organization and Authority of the Sellers; Enforceability. Each Seller is a corporation or other business entity duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each Seller has all requisite corporate or other power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the valid, binding and enforceable obligation of each Seller, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     5.2 Ability to Carry Out the Agreement. The execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach of the organizational documents of either of the Sellers, (ii) violate, conflict with or result in a breach of, or constitute a default by either of the Sellers (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of either of the Sellers under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which either of the Sellers or any of their respective properties may be bound, (iii) violate or result in a breach of any Order or Law applicable to either of the Sellers or any of their respective properties or (iv) except for applicable requirements of the HSR Act, Other Competition Laws and as may be required by the ownership of any Investor, require any Consent of, or notice to, any Governmental Authority or any other Person; except, with respect to the foregoing clauses (ii), (iii) and (iv) above, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of either of the Sellers to consummate the transactions contemplated by this Agreement.

     5.3 Litigation. There is no action, suit, proceeding or investigation pending or, to the Sellers' knowledge, threatened against either Seller at law, in equity or otherwise, in, before, or by any Governmental Authority that would be reasonably likely to have a material adverse effect on the ability of either of the Sellers to consummate the transactions contemplated by this Agreement.

     5.4 Compliance with Laws. Governmental Authorizations. Neither of the Sellers is in violation of any Order or Law applicable to it or any of its properties, except for violations that would not, individually or in the aggregate, be reasonably likely to materially impede or delay the ability of either Seller to consummate the transactions contemplated by this Agreement. The Sellers have all licenses, permits and other governmental authorizations necessary to conduct their businesses as currently conducted, except where the failure to have such licenses, permits and other governmental authorizations would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of either of the Sellers to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Except as otherwise set forth in any Schedule attached hereto, the Ripplewood Parties represent and warrant to the Sellers with respect to each Ripplewood Party, and the Oak Hill Parties represent and warrant to the Sellers with respect to each Oak Hill Party:

     6.1 Organization and Authority of the Investors; Enforceability. Each Investor is a corporation or other business entity duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each Investor has all requisite corporate or other power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of such Investor to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or similar action on the part of each Investor. This Agreement has been duly executed and delivered by each Investor and constitutes the valid, binding and enforceable obligation of such Investor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     6.2 Ability to Carry Out the Agreement. The execution, delivery and performance by each Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach by such Investor of its certificate of formation, operating agreement or equivalent organizational documents, (ii) violate, conflict with or result in a breach of, or constitute a default by such Investor (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of such Investor under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which such Investor or any of its properties may be bound, (iii) violate or result in a breach of any Order or Law applicable to such Investor or any of its properties or (iv) except for applicable requirements of the HSR Act or Other Competition Laws require any Consent of, or notice to, any Governmental Authority or any other Person; except, with respect to the foregoing clauses
(ii), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of such Investor to consummate the transactions contemplated by this Agreement.

     6.3 Litigation. There is no action, suit, proceeding or investigation pending or, to any Investor's knowledge, threatened against any Investor at law, in equity or otherwise, in, before, or by any Governmental Authority that would be reasonably likely to have a material adverse effect on the ability of the Investors to consummate the transactions contemplated by this Agreement.

     6.4 Compliance with Laws; Governmental Authorizations. None of the Investors is in violation of any Order or Law applicable to it or any of its properties, except for violations that would not, individually or in the aggregate, be reasonably likely to materially impede or delay the ability of the Investors to consummate the transactions contemplated by this Agreement. The Investors have all licenses, permits and other governmental authorizations necessary to conduct its business as currently conducted, except where the failure to have such licenses, permits and other governmental authorizations would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of the Investors to consummate the transactions contemplated by this Agreement.

     6.5 Financial Resources. An Affiliate of the Investors has delivered to the Sellers a complete and correct copy of financing commitment letters dated October 6, 2006, obtained by such Affilaite in respect of the financing of the transactions contemplated by this Agreement (the "Commitment Letters"). Assuming that the financings contemplated by the Commitment Letters are consummated in accordance with the terms thereof, the funds to be obtained thereunder by one or more of the Subsidiaries will, together with the funds to be obtained by the Company pursuant to Sections 2.2 and 2.4(b), provide sufficient funds to pay the Purchase Price. As of the date hereof, the Commitment Letters are in full force and effect to the extent of the terms thereof.

     6.6 Purchase of Reissued Shares, etc.

          (a) The Investors understand that the purchase of the Reissued Shares involves a high degree of risk, that there is no established market for the Reissued Shares and that it is not likely that any public market for the Reissued Shares will develop in the near future.

          (b) The Investors are acquiring the Reissued Shares for their own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.

          (c) The Investors have such knowledge and experience in financial and business matters that the Investors are capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

          (d) Each Investors is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

     6.7 No Brokers' or Other Fees. None of the Investors or any of their respective Affiliates has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     6.8 Disclaimer of Other Representations and Warranties. None of the Investors makes or has made any representations or warranties in connection with the transactions contemplated hereby other than those expressly set out in this
Article 6.

                                    ARTICLE 7
        CERTAIN COVENANTS AND AGREEMENTS OF THE SELLERS AND THE INVESTORS

     7.1 Access and Information. Except as otherwise provided pursuant to
Section 7.5 (Tax Matters) hereunder with respect to Tax matters and Tax records:

          (a) The Company agrees that from the Closing and until the seventh anniversary of the Closing, it shall permit, and shall cause the Subsidiaries to permit, at no cost to the Sellers and without disruption of the business of the Investors, the Company or any of their respective Affiliates, the Sellers and their respective counsel, accountants and other authorized representatives to have reasonable access during normal business hours to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts of the Company, the Subsidiaries and the Business, and the right (at the reasonable expense of the Sellers) to make copies and extracts from such books, records and contracts, in each case to the extent necessary to facilitate the resolution of any claims made by or against or incurred by the Sellers, other than any such claim with respect to which the Investors or the Company reasonably determines that the interests of the Sellers and the Investors or the Company are adverse. Notwithstanding the foregoing, neither the Investor nor the Company shall be under any obligation to provide such access to the extent either of them reasonably determines that allowing such access would constitute a waiver of, or compromise any claim the

     Investors or the Company may have to, the protection of any attorney-client or other protective privilege.

          (b) The Company agrees not to, and to cause its Affiliates not to, destroy at any time any files or records which are subject to Section 7.1(a) without giving prior written notice to the Sellers, and giving the Sellers 60 days following receipt of such notice to request in writing that specific records intended to be destroyed be delivered to either of the Sellers at such Seller's expense.

          (c) During the Pre-Closing Period, the Sellers will afford to the Investors and their respective counsel, accountants and other authorized representatives, and the Investors shall afford the Sellers and their respective counsel, accountants and other authorized representatives, reasonable access to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts of the Business, on the one hand, or the Investors, on the other hand, provided in any event that such access does not interfere with normal business operations. The parties agree that the provisions of the Confidentiality Agreements shall continue in full force and effect following the execution and delivery of this Agreement, that the protections and restrictions on the use of information set forth in the Confidentiality Agreements shall apply to information provided by the Investors or any of their respective Affiliates pursuant to this Section 7.1(c) and all information obtained pursuant to this Section 7.1(c) shall be kept confidential in accordance with the Confidentiality Agreements.

     7.2 Conduct of Business.

          (a) Without the consent of the Investors, which consent shall not be unreasonably withheld or delayed, except as otherwise expressly contemplated by this Agreement or as disclosed on Schedule 7.2, during the Pre-Closing Period, the Sellers shall in respect of the Business, and shall cause the Company and the Subsidiaries to, (i) conduct the Business in the ordinary course consistent with past practice and (ii) use their commercially reasonable efforts to maintain relationships at least as favorable to the Business as currently existing with suppliers, customers, employees and others having material business relationships with them in respect of the Business. Except as otherwise expressly contemplated by this Agreement (including the Financing Transactions contemplated hereby) and except as set forth on Schedule 7.2, during the Pre-Closing Period, the Sellers shall not in respect of the Business, and shall cause the Company and the Subsidiaries not to, do any of the following without the prior written consent of the Investors (which consent shall not be unreasonably withheld or delayed):

                    (i) sell, encumber (other than Permitted Encumbrances),
               exclusively license or otherwise dispose of assets, properties or rights outside of the ordinary course of business having an aggregate value exceeding $1,000,000;

                    (ii) acquire assets, properties or rights outside of the
               ordinary course of business having an aggregate value exceeding $750,000;

                    (iii) merge or consolidate with any Person (other than the
               Company or a Subsidiary);

                    (iv) increase the compensation of any Business Employee
               whose total salary and compensation after such increase would be at an annual rate in excess of $100,000, other than as required by any agreement in effect as of the date hereof or as required by Law or Order or, with respect to the Company, hire any employee;

                    (v) make any change in the accounting methods or practices followed by the Sellers in respect of the Business (other than such changes that have been required by Law or GAAP or permitted by Law or GAAP and recommended by the Company's and the Subsidiaries' independent accounting firm), including any change as a result of which any lease accounted for as of the date hereof as a capital lease becomes accounted for as an operating lease;

                    (vi) enter into any contract that restricts the Company or any Subsidiary after the date of this Agreement from engaging in any line of business in any geographic area or competing with any Person;

                    (vii) other than in the ordinary course of business, enter into, terminate or make any amendment to a Material Contract;

                    (viii) replace, or substitute for any such lease, or
               substitute any lease accounted for as of the date hereof as a capital lease with any lease accounted for as an operating lease;

                    (ix) other than (A) as required by any agreement in effect as of the date hereof and as disclosed on Schedule 7.2, (B) as expressly contemplated by the terms of this Agreement, or (C) as required by Law or Order, enter into, adopt or amend any employment, consulting or severance agreement or employee benefit plan with or for the benefit of any Business Employees or for which the Company or any Subsidiary would be liable after the Closing;

                    (x) enter into any collective bargaining agreements except for renewals or extensions of existing agreements;

                    (xi) except in connection with the Interim Transfer, declare any dividends (other than dividends payable in cash) or make any other non-cash payment or distribution in respect of any capital stock or other equity interests of the Company or a Subsidiary;

                    (xii) (A) conduct any Tax affairs relating to the Company or the Subsidiaries other than in the ordinary course of business, in compliance with Law and in substantially the same manner as heretofore conducted and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into, (B) make or change any material Tax election, settle or compromise any material liability for Taxes, obtain any Tax ruling or amend any Return or (C) participate in a transaction that, at the time the transaction is undertaken, is a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local, or foreign Law);

                    (xiii) issue, deliver, award, pledge, grant or sell, or
               authorize the issuance, delivery, pledge, award, grant or sale of, the Shares or any shares of any class of capital stock, quotas or other equity interests, any securities convertible into or exercisable or exchangeable for such shares or other equity interests of the Company or any Subsidiary, or any rights, warrants or options or other stock-based awards to acquire any such shares or other equity interests, or amend or otherwise modify the terms of any such rights, warrants or options;

                    (xiv) cancel or terminate any insurance policy of the
               Company or any Subsidiary; or

                    (xv) agree or commit to do any of the foregoing.

          (b) For purposes of this Agreement, the term "commercially reasonable efforts" shall not be deemed to require any Person to give any guarantee or other consideration of any nature, including in connection with obtaining any consent or waiver or to consent to any change in the terms of any agreement or arrangement.

     7.3 Regulatory Filings and Consents.

          (a) Without prejudice to the Investors' obligations set forth in
     Section 7.3(c), each of the Sellers and the Investors shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated by this Agreement by any Governmental Antitrust Authority (which actions shall include, without limitation, furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Antitrust Authority), including filing, or causing to be filed, as promptly as practicable, any required notification and report forms (x) under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or (y) under Other Competition Laws with the applicable Governmental Antitrust Authority, (ii) to obtain any Consent of any Governmental Antitrust Authority required to be obtained or made by the Sellers or the Investors, or any of their respective Subsidiaries or Affiliates in connection with the transactions contemplated by this Agreement or the taking of any action contemplated by this Agreement, and (iii) to take any action necessary to defend vigorously, lift, mitigate or rescind the effect of any litigation or administrative proceeding involving any Governmental Antitrust Authority adversely affecting this Agreement or the transactions contemplated by this Agreement, including promptly appealing any adverse court or administrative decision. Without limitation of the foregoing, the Sellers, the Investors and their respective Affiliates shall not extend any waiting period or comparable period under the HSR Act or any Other Competition Laws or enter into any agreement with any Governmental Antitrust Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto.

          (b) Without limiting the generality of the undertakings and subsections (a) and (c) of this Section 7.3 and subject to appropriate confidentiality protections, the Sellers and the Investors shall each furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing and shall each promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Antitrust Authority and any other information supplied by such party and such party's Affiliates to a Governmental Antitrust Authority in connection with this Agreement and the transactions contemplated by this Agreement. Each party shall, subject to applicable Law, permit counsel for the other party to review in advance any proposed written and, if practicable, oral, communication to any Governmental Antitrust Authority. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to secure the approvals from any and all Governmental Antitrust Authorities necessary to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their commercially reasonable efforts to take or cause to be taken all such further action.

          (c) The Investors shall be responsible for making all filings and giving all notices relating to, and otherwise pursuing all Consents of non-U.S. Governmental Authorities and making all registrations and filings with non-U.S. Governmental Authorities (collectively, the "Foreign Governmental Consents"), which are required in connection with the transactions contemplated by this Agreement and shall promptly provide a copy of any such filings or notices to the Sellers. The Investors shall be responsible for making or giving all Foreign Governmental Consents required to be made or given subsequent to the Closing Date. In connection with and as a condition to the Investors' obligations under the preceding sentence, the Sellers shall cooperate with and provide the Investors reasonable assistance in identifying and obtaining all such Consents and in making all such notices, registrations and filings.

          (d) Without limiting the generality of the undertakings and subsections (a), (b) and (c) of this Section 7.3, the Sellers and the Investors agree to take or cause to be taken the following actions: (i) provide as promptly as practicable information and documents requested by any Governmental Antitrust Authority necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement,
     (ii) a proffer by the Investors of their willingness to (x) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, any entities, assets or facilities of the Company or a Subsidiary or any entity, facility or asset of the Investors or their respective Affiliates, (y) terminate, amend or assign such existing relationships and contractual rights and obligations (other than termination that would result in a breach of a contractual obligation to a third party) and (z) amend, assign or terminate such existing licenses or other agreements (other than a termination that would result in a breach of a license or such other agreement with a third party) and to enter into such new licenses or other agreements (and, in each case, to enter into agreements with the relevant Governmental Antitrust Authority giving effect thereto) in each case with respect to the foregoing clauses (x), (y) or (z) if such action is necessary or reasonably advisable or as may be required by any Governmental Antitrust Authority, provided that any such action contemplated by this clause (ii) shall not be required to be effective prior to the Closing and (iii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of any such transaction, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this subsection (d)) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. The Sellers and the Investors agree to offer the other party, if possible, a reasonable opportunity to participate in all telephonic conferences and all meetings with a Governmental Antitrust Authority.

          (e) The filing fees under the HSR Act or any Other Competition Laws, as well as the fees and disbursements of any legal counsel or other advisor jointly retained by the parties in connection with any such filings, shall be paid by the Investors; provided that, after the Closing, the Company shall reimburse the Investors for such fees and expenses.

          (f) Except as set forth in Sections 7.3(a)-(b) and (d)-(e), the Sellers shall, and shall cause their Affiliates to, use their commercially reasonable efforts to obtain as promptly as practicable all Consents of any Governmental Authority or any other third party required in connection with, and any waivers of any breaches or violations of any contracts, permits, leases, licenses or other agreements that may be caused by the consummation of, the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this provision 7.3(f), this Agreement shall not constitute an agreement to assign or transfer any approval of a Governmental Authority, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of such Governmental Authority or third party would constitute a breach or violation thereof. In the event any such Consent is not obtained on or prior to the Closing Date, Sellers shall continue to use its commercially reasonable efforts to obtain any such Consent after the Closing Date until such time as such Consent has been obtained, and Sellers will cooperate with the Investors and the Company in any lawful and economically feasible arrangement to provide that the Investors and the Company shall receive the interest of Sellers, as the case may be, in the benefits under any such approval of a Governmental Authority, instrument, contract, lease or permit or other agreement or arrangement, including performance by Sellers, as the case may be, as agent, if economically feasible, provided that the Company shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Company would have been responsible therefor hereunder if such consent or approval had been obtained.

     7.4 Employee Matters; Labor Matters.

          (a) Employment. Prior to, or in connection with, the Closing, the Investors shall take no action to cause the Company, the Subsidiaries or the Sellers to terminate the employment of any Business Employee, and the Company, the Subsidiaries and the Sellers shall be under no obligation to terminate any Business Employee (other than the Retained Employees) prior to or on the Closing Date. Each Business Employee shall continue to be an employee of a Subsidiary as of the Closing Date. Retained Employees shall be terminated by the Company or Subsidiaries as applicable, and shall be offered employment with a Seller Affiliate prior to or on the Closing Date, thereby effecting a transfer of employment from Company or Subsidiaries to Seller Affiliate. The Sellers shall be solely responsible for any costs or liabilities incurred in connection with such termination and transfer of employment. From the date of execution hereof until December 31, 2007, the Investors shall take no action, and from Closing until December 31, 2007, the Company and the Subsidiaries shall take no action, either directly or indirectly, to (i) reduce or diminish any credit of any Business Employee in respect to such employee's time of service with the Company, the Subsidiaries or any Seller Affiliate for purposes of qualifying for any benefit or participation in any employee benefit plan, or (ii) lengthen the amount of service required for any Business Employee to qualify for any benefit or for participation in any employee benefit plan.

          (b) Prior Service; Deductibles. The Company or the Subsidiaries shall recognize each Business Employee's service with the Company, the Subsidiaries or any Seller Affiliate or their respective predecessors as of the Closing as service with the Company, the Subsidiaries or from and after Closing any of their respective Affiliates, as applicable, for all purposes, in the employee welfare benefit plans, employee pension plans, vacation, disability, severance and other employee benefit plans, arrangements or policies of the Company or the Subsidiaries. In addition, the Company and the Subsidiaries shall not alter, amend or replace any employee welfare benefit plan, unless the same provides that it shall waive any pre-existing condition limitations and eligibility waiting periods under the employee welfare benefit plans applicable to Business Employees or their respective spouses or dependents and shall recognize (or cause to be recognized) the monetary amount of all expenses incurred by Business Employees and their respective spouses or dependents during the calendar year in which the Closing occurs for purposes of satisfying the deductibles and co-payment or out-of-pocket limitations for such calendar year under any altered, amended or replacement employee welfare benefit plans, as applicable. The Company shall treat the original date of hire with the Company, the Subsidiaries or any Seller Affiliate as the date of hire with the Company or the Subsidiaries for all employee benefit purposes.

          (c) Accrued Vacation. The accrued and unused vacation days and any personal and sickness days for each Business Employee, accrued in accordance with the vacation and personnel policies and labor agreements of the Subsidiaries in effect as of the Closing, shall be carried forward after Closing.

          (d) Severance Obligations. The Company shall, or shall cause the Subsidiaries to, be responsible for any claim made on or after the Closing Date by any Business Employee for severance or other separation benefits, or for any contractual, statutory or other claims, in each case arising out of or in connection with any termination of employment after the Closing. Nothing contained in this Section 7.4(d) shall make the Company or any of its Affiliates, or from and after Closing, the Company and Subsidiaries liable in any respect for the Retention Benefit Agreements which shall be and remain the liability of Sellers and Sellers Affiliates under the terms of Section 7.4(f) below.

          (e) Retirement Plans.

               (i) Prior to, or contemporaneous with, Closing, Sellers shall cause the Company to establish the RSC 401(k) Plan for participants who are not covered by a collective bargaining agreement, and the RSC 401(k) Union Savings Plan for participants who are covered by a collective bargaining agreement (collectively the "Business Defined Contribution Plans"), and the terms of the Business Defined Contribution Plans shall be substantially identical to the ACNA 401(k) Plan (the "Seller Defined Contribution Plan"), except that only Business Employees shall be eligible to be participants in the Business Defined Contribution Plans. Prior to or contemporaneous with the Closing, the participation of each Business Employee in the ACNA 401(k) Plan shall cease, and the account of each Business Employee, including any notes evidencing loans under the Seller Defined Contribution Plan, shall be transferred in kind directly to the appropriate Business Defined Contribution Plan. Subsequent to the transfer of the accounts of the Business Employees from the Seller Defined Contribution Plan to the Business Defined Contribution Plans, and not later than Closing, Sellers shall cause a Seller Affiliate to become the new sponsor of the Seller Defined Contribution Plan.

               (ii) Prior to, or contemporaneous with, Closing, Sellers shall cause a Seller Affiliate to become the new sponsor of the Atlas Copco Pension Plan. All participants in the Atlas Copco Pension Plan (the "Pension Plan") as of the Closing Date shall remain participants on the same basis as immediately prior to Closing, except that the participation of the Business Employees covered by the collective bargaining agreement between RSC, or its predecessors, and Local 324 of the International Union of Operating Engineers (the "Local 324 CBA") shall be terminated prior to Closing. From and after Closing, ACAB shall indemnify and hold harmless the Investor Indemnified Parties from and against any liability related to any modification or renegotiation of the Local 324 CBA in connection with the termination of the participation of the members of that bargaining unit from participation in the Atlas Copco Pension Plan.

               (iii) The Sellers shall make all required filings with the PBGC in connection with transactions contemplated in Section 7.4(e)(ii) and shall, prior to the Closing, take all reasonable steps necessary to avoid any action by the PBGC to terminate the Pension Plan. The Sellers shall keep the Investors timely and fully informed regarding any communications and discussions with the PBGC regarding the foregoing.

          (f) Employment Agreements. The Company shall assume and be responsible for all obligations arising under the agreements with certain Business Employees set forth in Schedule 7.4(f)(A). ACAB shall cause a Seller Affiliate to assume the full liability for and to pay all amounts due any Business Employee under the terms of the Retention Benefit Agreements, and from and after Closing, shall indemnify and hold harmless the Investor Indemnified Parties from and against any claim under the Retention Benefit Agreements.

          (g) Flexible Benefits. (i) To the extent Business Employees contributed to a dependent care or medical expense reimbursement account under a plan sponsored by the Company or a Subsidiary ("Business Employee Flexible Account Plan") during the calendar year that includes the Closing, the Company or Subsidiary, as applicable, shall maintain the account balances of such Business Employees for such calendar year under the Business Employee Flexible Account Plan, and provide dependent care and medical expense reimbursement account programs in accordance with the terms of the Business Employee Flexible Account Plan at least through the end of the plan year in effect as of the Closing. The Company and Subsidiary, as applicable, shall be responsible for all liability for, and administration of, reimbursement claims of Business Employees that have not been received prior to the Date of Closing, regardless of when the claim was incurred. From and after Closing, the Company shall indemnify and hold harmless Sellers and Seller Affiliates of and from any and all liability under the Business Employee Flexible Account Plan. (ii) To the extent Retained Employees contributed to a dependent care or medical expense reimbursement account under a plan sponsored by the Company or a Subsidiary ("Retained Employee Flexible Account Plan") during the calendar year that includes the Closing, the Sellers shall cause the Transferred Companies and Assets or a Seller Affiliate, as applicable, to accept transfer of and maintain the account balances of such Retained Employees for such calendar year under the Retained Employee Flexible Account Plan, and provide dependent care and medical expense reimbursement account programs in accordance with the terms of the Retained Employee Flexible Account Plan at least through the end of the plan year in effect as of the Closing. The designated Seller Affiliate administering the Retained Employee Flexible Account Plan, as applicable, shall be responsible for all liability for, and administration of, reimbursement claims by Retained Employees that have not been received prior to the Date of Closing, regardless of when the claim was incurred. From and after Closing,

     Sellers shall indemnify and hold harmless the Investor Indemnified Parties from and against any and all liability under the Retained Employee Flexible Account Plan.

          (h) Labor Matters.

               (i) The Company and Subsidiaries shall not, at any time prior to 90 days after the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee with respect to the Business (regardless whether the employment losses occur before or after the Closing Date) without complying with the notice requirements and all other provisions of the WARN Act or any similar Canadian, federal, provincial or local law. The Sellers agree that between the date hereof and the Closing Date, they will cause the Company and the Subsidiaries not to effect or permit a "Plant Closing" or "Mass Layoff" as these terms are defined in the WARN Act without notifying the Investors in advance and without complying with the notice requirements and all other provisions of the WARN Act or any similar Canadian, federal, provincial or local law.

               (ii) The Investors and the Sellers shall cooperate in connection with any required notification to, or any required consultation with, the employees, employee representatives, work councils, unions, labor boards and relevant government agencies concerning the transactions contemplated hereby with respect to the Business Employees who are employed outside the United States (the "Non-U.S. Employees").

               (iii) A breach by the Company or the Sellers of their respective obligations under this Section 7.4(i) shall give rise to an obligation by the breaching party to indemnify, defend and hold harmless the non-breaching party from and against any and all damages incurred thereby or caused thereto under or pursuant to the WARN Act or any similar Canadian, state, provincial or local law, based on, arising out of, resulting from or relating to any act or omission to act by or of the breaching party with regard to any single site of employment, facility, operating unit or employee of the breaching party.

               (iv) On or prior to the Closing, the Sellers will have assumed any and all obligations with respect to any share appreciation right granted to any employee of the Company or any Subsidiary.

          (i) No Additional Rights. Nothing in this Section 7.4 expressed or implied shall confer upon any of the Business Employees or any of the employees of the Investors, the Sellers, the Company, Subsidiaries or any of their Affiliates, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (j) Transfers of Plans. The ACNA Nonqualified Deferred Compensation Savings Plan and the ACNA Non-Qualified Deferred Compensation Plan shall be transferred to a new sponsor that is a Seller Affiliate. The Sellers shall cause such Seller Affiliate to administer such Plans in accordance with their terms, and promptly pay all amounts due to Business Employees thereunder under such plans.

     7.5 Tax Matters.

          (a) ACAB, on behalf of the Sellers, shall bear (and pay, reimburse, indemnify and hold harmless the Company, the Subsidiaries and their respective Affiliates, officers, directors, employees, agents, advisers and representatives for, from and against) any and all liabilities for (or in respect of) Taxes (together with any related Losses) (other than Taxes described in Section 7.5(h), any Taxes arising from a breach of Section 7.5(j), any Taxes arising as a result of any actions or agreements contemplated by Section 7.18 and any Taxes arising from an action taken by the Company or any Subsidiary on the Closing Date but after the Closing that is outside of the ordinary course of business and not contemplated by this Agreement) (without duplication) (i) which are imposed on, or payable by, the Company or any Subsidiary for any taxable period (or portion thereof) ending on or before the Closing Date (including, for the avoidance of doubt, any interest, penalty or additions to tax accruing after the Closing Date on any Taxes for which ACAB is liable under this Section 7.5(a)(i)), (ii) of any Person other than the Company or any Subsidiary for which the Company or any Subsidiary is liable by virtue of (A) Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a result of being a member (or a predecessor to a member) of a consolidated, combined, unitary or similar group on or prior to the Closing Date, (B) any contractual obligations entered into on or prior to the Closing Date (other than this Agreement or any Ancillary Agreement and, for the avoidance of any doubt, any actions or agreements contemplated by
     Section 7.18) in respect of a taxable period (or portion thereof) ending on or prior to the Closing Date or (C) being a transferee or successor of any other Person on or prior to the Closing Date, (iii) arising from or attributable to any inaccuracy in or breach of any representation or warranty made in paragraphs (h), (l), (p) or (q) of Section 4.11 (Tax Matters), (iv) arising from or attributable to the Interim Transfer, the Transferred Companies and Assets or any liabilities related thereto or (v) arising as a result of any inclusion under Section 951(a) of the Code (or any similar or corresponding provision of state or local Tax law) with respect to the Company or any Subsidiary attributable to (A) "subpart F income," within the meaning of Section 952 of the Code (or any similar or corresponding provision of state or local Tax Law), received or accrued on or prior to the Closing Date or (B) the holding of "United States property," within the meaning of Section 956 of the Code (or any similar or corresponding provision of state or local Tax Law), on or prior to the Closing Date. The Investors and ACAB agree that the Company and the Subsidiaries shall be deemed, for the purpose of ACAB's obligation under this Section 7.5(a), not to have the benefit of any net operating loss, net capital loss or other tax credit or benefit that is attributable to, arising from or relating to any taxable period (or portion thereof) commencing after the Closing Date.

          (b) The Company shall bear (and pay, reimburse, indemnify and hold harmless the Sellers, their Affiliates and their respective officers, directors, employees, agents, advisers and representatives for, from and against) any and all liabilities for (or in respect of) Taxes (together with any related Losses) of the Company or any Subsidiary that are not described in Section 7.5(a) as being the responsibility of ACAB, not indemnifiable under Section 10.1(a) (Indemnification) and not described in
     Section 7.5(h). For the avoidance of doubt, this Section 7.5(b) shall not apply (x) to the extent that the Company or any Subsidiary is required under applicable law to withhold from any payment made by the Company or any Subsidiary to ACAB or any of its Affiliates or (y) to any gross up required under Section 10.1(d)(iii).

          (c)

               (i) For purposes of Section 7.5(a) and (b), any Taxes with respect to the Company or any Subsidiary that relate to a Tax period beginning on or before the Closing Date and ending after the Closing Date (each such period, an "Overlap Period") shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date in the case of (x) real and personal property Taxes for property held on the Closing Date, by apportioning such Taxes on a per diem basis, (y) exemptions, allowances or deductions that are calculated on an annual basis (other than in respect of property disposed of on or prior to the Closing Date or acquired after the Closing Date), such as the deduction for depreciation, on a per diem basis and (z) all other Taxes, on the basis of an interim closing of the books as of the close of business on the Closing Date. For illustrative purposes, (A) real property taxes for property disposed of on or prior to the Closing Date shall be apportioned entirely to the period ending on the Closing Date, (B) real property taxes for property acquired after the Closing Date shall be apportioned entirely to the period beginning on the day after the Closing Date, (C) depreciation deductions for property disposed of on or prior to the Closing Date shall be apportioned entirely to the period ending on the Closing Date, and (D) depreciation deductions for property acquired after the Closing Date shall be apportioned entirely to the period beginning on the day after the Closing Date.

               (ii) Subject to Section 7.2(a)(xi) (Conduct of Business), ACAB or its designee shall be responsible for preparing all Returns with respect to the Company and the Subsidiaries (x) required to be filed on or before the Closing Date or (y) required to be filed after the Closing Date for a taxable period ending on or prior to the Closing Date ("Pre-Closing Returns") and all Overlap Period Returns. All Pre-Closing Returns and Overlap Period Returns shall be filed on basis consistent with the manner in the most recent Return of the same type that was filed. All Returns described in this Section 7.5(c)(ii) shall be true, correct and complete in all material respects and such Returns and all materials accompanying such Returns shall reflect complete and accurate disclosure. The Company and each Subsidiary shall cooperate with ACAB or its designee as more particularly set forth in Section 7.5(g) below. Each party shall use its reasonable best efforts to make Pre-Closing Returns described in Section 7.5(c)(ii)(y) and Overlap Period Returns available for review sufficiently in advance of the due date for filing such Returns to provide the other party and its designee with a meaningful opportunity to analyze, comment on and dispute such Returns and for such Returns to be modified, as appropriate, before filing (which, in all cases, will be at least twenty (20) days prior to the due date of such Return). In the event of any dispute between the Company and ACAB with respect to any Return that remains unresolved after five (5) days from the date the Return is made available for review, the parties shall submit such dispute to a mutually acceptable Person; provided that if the parties do not agree on such Person within five (5) days after the end of such five (5) day period the Company or ACAB may request the AAA to select a panel of three qualified tax experts that have no material relationship with any party to this Agreement or any of its Affiliates to resolve any remaining disagreement (such mutually agreed Person or panel, the "Tax Arbiter"). Prior to referring the matter to the Tax Arbiter, ACAB and the Company may agree on the procedures to be followed by the Tax Arbiter (including procedures with regard to the presentation of evidence). The Tax Arbiter shall determine, based solely on presentations by ACAB and the Company, and not by independent review, those items in dispute on the Return and shall render a written report as to the resolution of each dispute, it being understood that the parties hereto will request the Tax Arbiter to render its written report promptly, but no more than 20 days after its engagement. If the Tax Arbiter does not resolve any differences between ACAB and the Company with respect to any Pre-Closing Tax Return or Overlap Period Return in dispute (or is not engaged) at least 5 days prior to the due date therefor (or there is otherwise an unresolved dispute between the parties as to how any such Return should be filed or as to the amount of estimated taxes required to be paid in respect of any such return), such Return shall be filed (and such estimated Taxes shall be paid) in the manner proposed by the party responsible for such Return's preparation and amended to reflect the Tax Arbiter's resolution (or other resolution of such dispute). The fee of the Tax Arbiter shall be borne fifty percent (50%) by ACAB and fifty percent (50%) by the Company unless the Tax Arbiter decides, based on its determination with respect to the reasonableness of the respective positions of ACAB and the Company, that the fee shall be borne in unequal proportions.

               (iii) For the avoidance of any doubt, ACAB's obligation under
          Section 7.5(a) to indemnify for the Taxes shown on any Return shall take into account any estimated taxes paid prior to the close of business on the Closing Date with respect to such Return.

          (d) ACAB and the Company shall each promptly notify the other party in writing in reasonable detail of such party's (or any of its Affiliates') receipt of any notice of the commencement of any audit, examination or judicial or administrative proceeding or receipt from a Tax authority of any proposed or threatened adjustment, demand or notice of deficiency which if determined adversely to the relevant taxpayer or after the lapse of time would be grounds for indemnification under this Section 7.5 (each a "Covered Proceeding"), provided, however, that the failure to provide notice as provided herein will relieve the indemnifying party of its obligations hereunder only to the extent that such indemnifying party demonstrates that such failure has actually prejudiced such indemnifying party. Subject to the other provisions of this Section 7.5(d), (x) ACAB shall control any Covered Proceeding to the extent it relates to any Pre-Closing Return and (y) the Company shall control any Covered Proceeding to the extent ACAB does not control such Covered Proceeding under clause
     (x). With respect to any Covered Proceeding, (i) the party controlling such Covered Proceeding in whole or in part shall, to the extent it controls such Covered Proceeding, (A) control and direct such Covered Proceeding through representatives of its own choosing and at its own expense, (B) notify the other party of significant developments with respect to such Covered Proceeding and keep the other party reasonably informed and consult with the other party with respect to any issue that reasonably could be expected to have an adverse effect on the other party or any of its Affiliates (including by giving rise to an indemnity obligation of such party or any of its Affiliates), (C) give to the other party a copy of any Tax adjustment proposed in writing with respect to such Covered Proceeding and copies of any other correspondence with the relevant Tax authority relating to such Covered Proceeding, and (D) otherwise permit the other party to participate in all aspects of such Covered Proceeding at such other party's own expense, and (ii) the party controlling such Covered Proceeding shall not pay or compromise any Tax liability asserted in such Covered Proceeding without the other party's prior written consent, which consent must not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) the Company and ACAB shall jointly agree on the management and representation of the Company and each of its Subsidiaries in any Covered Proceeding relating to any Overlap Period Return (or Taxes shared by the parties under Section 7.5(h)), (ii) the Company and ACAB shall consult with each other prior to any compromise, release, waiver, modification, payment, settlement or concession of assessed Taxes relating to any Tax audit, assessment or reassessment, inquiry, investigation, dispute, litigation, or administrative or court proceeding relating to the Overlap Period Returns described in Section 7.5(c), (iii) ACAB shall be permitted to settle any Covered Proceeding relating to Taxes (other than Taxes imposed on or measured by income or any settlement that could have an adverse effect on the Company after the Closing Date) without the Company's consent for an amount not to exceed $100,000 per each such Covered Proceeding and $500,000 for all such Covered Proceedings and (iv) the Company and ACAB shall bear their own out-of-pocket costs and expenses incurred for any such Covered Proceeding and all joint costs and expenses incurred for any such Covered Proceeding shall be borne in the same ratio as the applicable proposed Tax for an Overlap Period would be allocated. In the case of any Covered Proceeding controlled by ACAB, the Company shall issue (or cause its

     Affiliates to issue) appropriate powers of attorney to ACAB and such persons as may be designated by ACAB as its representative.

          (e) Payment of any amount due by one party under this Section 7.5 shall be made within five business days following written notice by the other party that payment of such amounts to the appropriate Tax authority or other applicable Person is or will be due, but in no event more than one business day prior to the actual date such amounts are due, provided that
     (i) amounts due from ACAB under this Section 7.5 in respect of the filing of any Return prepared by ACAB or its designee (or the payment of any estimated Taxes thereon) shall be made by ACAB at least one business day prior to the actual date such amounts are due and neither the Company nor any of its Affiliates shall be required to notify the Sellers that such amount are due and (ii) in the case of any estimated Tax payments that are due in respect of any such Return, ACAB shall notify the Company at least five business days prior to the due date of such estimated Tax payments of the amount that ACAB anticipates paying pursuant to clause (i) and provide the Company with reasonable backup supporting the calculation of such amount. All amounts required to be so paid shall be paid in immediately available funds by wire transfer to a bank account designated by the payee party. Any payments required pursuant to this Section 7.5 that are not made within the time period specified in this Section 7.5(e) shall bear interest at a rate and in the manner provided in the Code for interest on underpayments of federal income Tax. For the avoidance of any doubt, ACAB agrees (x) to satisfy its obligations under Section 7.5(a)(i) (for the taxable year that includes the Closing Date) and its obligations under
     Section 7.5(a)(iv) at least one business day prior to the date that the relevant Taxes are due to the relevant Governmental Authorities, including (for the avoidance of any doubt) in respect of estimated tax payments and
     (y) agrees that time is of the essence with respect to such payments. The amounts due by a party under this Section 7.5(e) shall be computed taking into account the penultimate sentence of Section 7.5(c)(ii). Notwithstanding the time periods specified in this Section 7.5(e), at the request of the Sellers, the Company shall grant to the Sellers an appropriate power of attorney to make payments described in this Section 7.5(e) directly to the relevant Governmental Authorities, which direct payments shall be made by Sellers to the relevant Governmental Authorities on the date that such Taxes are due.

          (f) Except as otherwise contemplated by Section 7.5(c)(ii), neither the Investors nor any of their Affiliates (including the Company or any Subsidiary) shall, unless required by law, file or cause to be filed any amended Return or claim for Tax refund with respect to the Company or any Subsidiary (or relating to their income, properties or operations) for any taxable period (or portion thereof) ending on or prior to the Closing Date if any such filing may affect the Tax liability or Tax refunds of the Sellers, the Company or any Subsidiary or their respective Affiliates for any period ending on or before the Closing Date. The Sellers shall be entitled to any reductions in Taxes or Tax refunds (including interest net of any Taxes imposed in connection with such reduction, refund or interest and any expenses relating to such reduction, refund or interest) of or relating to the Company or any Subsidiary not received prior to the Closing Date for Tax periods (or portions thereof) ending on or before the Closing Date, except to the extent such reduction or refund results from the carry back of a loss or credit arising in a taxable year (or portion thereof) beginning after the Closing Date. If any Investor, or any of its Affiliates (including the Company or any Subsidiary), receives any such refund (including interest), the Company shall within five business days of receipt of such refund pay (or cause to be paid) the amount of the refund (including interest) to the Sellers to the extent provided above. The amount of any such reduction in Taxes or Tax refund shall be adjusted to reflect any final determination of the Company's liability for Taxes, and if necessary, reconciliation payments shall be made between the parties to this Agreement to reflect such adjustment. If, with respect to a Return of the Company or the Subsidiaries, the Company or any of the Subsidiaries have paid (or there has been paid on their behalf) to a Governmental Authority an estimated Tax payment or extension payment (or applied a refund or overpayment with respect to such Return) on or prior to the Closing Date, or ACAB has paid (or caused to be paid) to a Governmental Authority an estimated Tax payment or extension payment in respect of taxable periods or portions thereof ending on or prior to the Closing Date, and such estimated or extension payment (or refund or overpayment) is in excess of the amount of Tax due in respect of such Return (or in the case of an Overlap Period Return, ACAB's share of such Overlap Period Taxes pursuant to Section 7.5(c)), such excess shall be treated as a refund for purposes of this Section 7.5(f) to the extent that such excess is actually received as a refund by any Investor, or any of its Affiliates, or is actually credited against Taxes then due by the Company or any Subsidiary for which ACNA is not responsible under
     Section 7.5(a).

          (g) After the Closing Date, the Company and the Sellers shall provide each other with such cooperation and information (including but not limited to access to and copies of any documents, records, and accounts, whether in electronic or physical form, as well as access to any personnel of the Sellers, Company or any Subsidiary, as applicable) relating to the Company or any Subsidiary as any other party may reasonably request in (i) filing any Return or amended Return or claim for Tax refund, (ii) determining any Tax liability or right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes, (iv) obtaining a tax clearance certificate for the Company in each state in which the Company has filed (or is required to file for the taxable year of, or ending with, the Closing) on a separate company basis or (v) effectuating the terms of this Agreement, provided that nothing in this Section 7.5(g) shall require the Company to file any amended Return if such amended Return could have an adverse effect on the Company or any of the Subsidiaries in a post Closing period. The parties shall retain all Returns, schedules and work papers, and all material records and other documents relating thereto with respect to the Company and each Subsidiary, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) with respect to the taxable years to which such Returns and other documents relate and, unless such Returns and other documents are offered and delivered to the Sellers or the Company, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 7.5 shall be kept confidential, except as may be otherwise necessary in connection with filing any Return, amended Return, or claim for refund of Taxes, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, no party shall be unreasonably required to prepare any document, or determine any information, not then in its possession in response to a request under this Section 7.5(g).

          (h) The Company and the Seller Stockholder shall each be liable for, and shall pay when due, 50% of any applicable U.S. federal, state or local (or Canadian) transfer, documentary, sales, use, registration, stamp, or other similar Taxes payable by reason of the purchase or sale of any Shares under this Agreement. The Seller Stockholder shall be liable for and shall pay when due 100% of any other transfer, documentary, sales, use, registration, stamp, or other similar Taxes payable by reason of the purchase or sale of any Shares under this Agreement.

          (i) On or prior to the Closing, the Sellers shall cancel, or cause to be cancelled, as to the Company or any of its Subsidiaries, all Tax sharing agreements (other than this Agreement and the Ancillary Agreements) as to which the Sellers or any of their Affiliates is a party and no payments shall be made by the Company or any Subsidiary pursuant to any such Agreements after the Closing, provided that this Section 7.5(i) shall not apply to any agreements (x) as to which any liability of the Company and each Subsidiary is covered by the indemnity in Section 7.5(a)(ii)(B) or (y) which is listed on Schedule 7.5(i).

          (j) None of the Investors nor any of their respective Affiliates shall make an election under Section 338(g) of the Code in respect of the sale and purchase of the Company or any Subsidiary.

          (k) Except as provided in Section 7.5(c), any disputes between the parties with respect to the Tax matters regarding the Company or any Subsidiary in this Section 7.5 shall be resolved by a national public accounting firm reasonably satisfactory to the Sellers and the Company, whose fees and expenses shall be shared equally between the Sellers and the Company.

          (l) The Sellers shall pay to the Company (and the Company shall pay to the IRS) any amount required to be withheld under Section 1441 or 1442 of the Code in respect of any imputed interest arising for the period between Closing and the issuance of the Seller Notes (as reasonably determined by the Company). Such payments shall be made contemporaneously with the issuance of the Seller Notes pursuant to Section 7.19(a) or 7.19(b). Such withholding shall be computed at the highest potential rate, unless the Sellers establish, to the reasonable satisfaction of the Company, that a lower rate (or zero rate) is applicable by providing a duly issued IRS Form W-8BEN, in which case the Sellers shall indemnify and hold the Company harmless in the event that the IRS determines that a higher rate was applicable. For U.S. federal tax purposes, the Sellers shall (i) report (and shall cause any transferee of the Seller Notes that is an Affiliate of any Seller to report) interest, including imputed interest and original issue discount, under the Seller Notes consistently with the Company's reporting of such interest and (ii) agree (and shall cause any transferee of the Seller Notes that is an Affiliate of any Seller to agree) with each determination made by the Company under Section 163(e) and Sections 1271 - 1275 of the Code, and the Treasury Regulations issued hereunder.

          (m) The parties agree that, if a taxable year would have ended on the Closing Date but for the fact that the purchase is accomplished pursuant to this Agreement, and not the SPA, (i) appropriate payments shall be made between the parties (as adjustments to the purchase price) to eliminate timing differences resulting from the failure of such taxable year ending on the Closing Date and (ii) appropriate adjustments shall be made in applying Section 7.5(c)(i) so that any items appropriately allocable to the period after the Closing Date (e.g., the financing and certain fees being paid and any income associated with the reimbursement thereof) are in fact allocated to the post-closing period and any items appropriately allocable to the period on or prior to the Closing Date (e.g., extraordinary transactions occurring prior to Closing) are in fact allocated to the pre--closing period. The parties agree to cooperate with each other in giving effect to this Section 7.5(m).

     7.6 Non-Competition; Non-Solicitation.

          (a) Each of the Sellers agrees that from the Closing until the second anniversary of the Closing, it will not directly or indirectly engage or invest in any business in the United States or Canada in competition with the Business as conducted immediately prior to the Closing. Notwithstanding the foregoing, this Section 7.6(a) shall not prohibit (i) the Sellers, directly or through any Affiliate, from conducting (A) (1) the business of the Prime Energy Division and (2) any other businesses conducted by the Sellers or their Affiliates (excluding the Subsidiaries), in each case as conducted immediately prior to the Closing; (B) the business of selling, renting (as long as such renting is not in competition with the Business) and leasing products manufactured by the Sellers or Seller Affiliates or the sale of used equipment; or (C) business outside of the United States and Canada, (ii) the Sellers, directly or through any Affiliate, from investing in or holding not more than 10% of the outstanding capital stock or other ownership interests of any Person that is in competition with the Business; and (iii) the Sellers, directly or through any Affiliate, from hereafter acquiring and continuing to own and operate any entity which has rental operations that compete with the Business if the rental revenues in the United States and Canada account for no more than 20% of such entity's consolidated revenues at the time of such acquisition.

          (b) ACAB agrees that from the Closing until the second anniversary of the Closing, it will not, and it will cause its Affiliates not to, (i) hire any executive or senior officer (including any regional vice-president), regional director, corporate director or district manager of the Company or any of its Subsidiaries or (ii) knowingly solicit any other employee of the Company or any of its Subsidiaries. Notwithstanding the foregoing, this
     Section 7.6(b) shall not be violated by the solicitation of persons through ads in newspapers, trade periodicals or the like (or other solicitations directed at the public, or general segments of the public, in general) or through the services of executive search firms engaged in a broad-based search (and not engaged for the purpose of circumventing such provisions).

          (c) The Investors and the Company agree that from the Closing until the second anniversary of the Closing, none of them will directly or indirectly engage or invest, and


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

     each will cause all its Affiliates to not directly or indirectly engage or invest, in any business in the United States or Canada in competition with the Prime Energy Division in respect of renting oil-free compressors; it being understood and agreed that this Section 7.6(c) shall not prohibit the Investors or any of their respective Affiliates from (i) performing its obligations or exercising its rights under the Integrated Supplier Alliance Agreement between RSC and Prime Energy Rental, LLC, dated September 1, 2006, and any other agreement between such person and ACAB or any of its Affiliates entered into after the date hereof or (ii) renting or making available for rent to customers of the Business any equipment manufactured or distributed by any Person if such products are not available from the Prime Energy Division on commercially reasonable market terms.

          (d) In the event that the covenants contained in Sections 7.6(a), 7.6(b) or 7.6(c) are more restrictive than permitted by Law, the parties hereto agree that such covenants shall be enforceable and enforced to the extent permitted by Law. Each of the parties hereto acknowledges and agrees that the remedy at law for any breach of the requirements of this Section
     7.6 would be inadequate, and agrees and consents that without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any proceeding which may be brought to enforce any of the provisions of this Section 7.6.

          (e) Notwithstanding the covenants of Sections 7.6(a) and 7.6(c) above, it shall not be a breach of this Agreement for the Investors or their respective Affiliates, or the Sellers or their Affiliates, to engage in the rental of equipment that would otherwise be prohibited by Sections 7.6(a) and 7.6(c) above, provided that the equipment rented is obtained on a re-rent basis from an Affiliate of the other party, which shall offer such equipment for re-rent at commercially reasonable rates subject to availability. For the removal of doubt, neither a disagreement over the rate nor non-availability shall excuse violation of the said Sections 7.6(a) and 7.6(c) above.

     7.7 Use of Names.

          (a) As soon as reasonably practicable (and in any event within nine months) after the Closing Date, the Company and the Subsidiaries shall cease to use the "Atlas Copco" and "Prime" names in any form as well as the trademarks, service marks or trade names set forth on Schedule 7.7 (collectively "Sellers' Marks") in any written materials, on any websites, labels (other than labels affixed to equipment for inventory identification or tracking purposes), packing materials, letterhead, advertising materials, business cards, invoices and forms ("Marked Materials"). Except as provided in the foregoing sentence the Company and the Subsidiaries shall not use the "Atlas Copco" or "Prime" names (other than on labels affixed to equipment for inventory identification or tracking purposes), and the Company and the Subsidiaries acknowledge and agree that the Company and the Subsidiaries do not and shall not by virtue of the transactions contemplated by this Agreement or otherwise, obtain any right, title or interest in, to or under the "Atlas Copco" and "Prime" name, which are, and will remain, the sole property of the Sellers and their Affiliates. Nothing herein shall prohibit sale or rental by the


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

     Company and the Subsidiaries of any product of Sellers and any Seller Affiliate after the Closing that bears the name "Atlas Copco" or "Prime" or any other trademark, service mark or trade name of the Sellers or any Seller Affiliate in any form.

          (b) After the Closing, no Seller will, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and marks included in the Owned Intellectual Property (or any other name or mark confusingly similar to such names and marks), other than on labels affixed as of the date hereof to equipment for inventory identification or tracking purposes.

          (c) Any changes made to (i) business, trade or corporate names of the Company or its Subsidiaries to remove from such names the Sellers' Marks and (ii) any signage located on any Real Property to remove from such signage any depiction of the Sellers' Marks shall be the sole responsibility of the Company and shall be completed in a manner reasonably satisfactory to the Investors between the date hereof and the Closing.

     7.8 Credit and Performance Support Obligations.

          (a) The Company agrees to take any and all actions necessary to cause the Sellers and, to the extent applicable, any Affiliate of the Sellers (other than the Company and Subsidiaries) to be absolutely and unconditionally relieved on or prior to the Closing Date of all liabilities and obligations, direct or indirect, primary or secondary, for the payment of money or otherwise, each of which is listed on Schedule 7.8(a), including purchase or indemnification obligations, guarantees, letters of credit or performance bonds of the Company and the Subsidiaries or otherwise of the Business (collectively, "Credit Support Obligations"), and the Company shall indemnify the Sellers and their Affiliates against any loss, liability, claim, damage or expense (including reasonable attorneys' fees) of any kind whatsoever with respect to such liabilities and obligations. The Company agrees to continue to use its commercially reasonable efforts after the Closing Date to relieve the Sellers and their Affiliates of all such liabilities and obligations.

          (b) Notwithstanding Section 7.8(a), Sellers agree to allow the Credit Support Obligations outstanding as of Closing in connection with the purchase of equipment for the rental fleet of the Business (which are identified in Schedule 7.8(b), which Schedule 7.8(b) shall be updated at Closing) to remain in effect after Closing. The obligations of the Company set forth in Section 7.8(a) shall not apply with respect to such Credit Support Obligations. The Company hereby guarantees payment of the purchase price by RSC or RSC Canada, as applicable, to the suppliers of such equipment. In the event that any supplier draws on any of such Credit Support Obligations, the Company shall indemnify and hold Sellers and their Affiliates harmless for any amounts paid to the issuing financial institutions, as well as all costs incurred by Sellers or their Affiliates as a result of such drawing against such Credit Support Obligations.


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     7.9 Further Assurances. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, after the Closing Date, the parties hereto, at the reasonable request of any other party hereto, shall execute and deliver, or cause to be executed and delivered, to or as directed by, and at the reasonable expense of, the requesting party such other instruments of transfer as either party reasonably may request as necessary or desirable in order to effect or further evidence the issuance and sale of the Reissued Shares sold to the Investors or the Repurchased Shares repurchased from the Seller Stockholder hereunder.

     7.10 Cash-Free/Debt Free Transaction.

          (a) Except as contemplated by Section 7.10(a)(iii) below, with respect to the Included Capitalized Lease Obligations and with respect to Debt arising out of the Financing Transactions, it is the parties' intent that the transactions contemplated hereby be on a "cash-free, debt-free" basis, such that, at Closing, the Subsidiaries shall remain obligated for trade payables and like obligations, but neither the Company nor the Subsidiaries shall have any obligations in respect of Debt (other than the Included Capitalized Lease Obligations), and shall retain in the bank accounts of the Company and the Subsidiaries only such funds as are (x) required to satisfy outstanding checks and (y) required to be held for the benefit of Employee Benefit Plans. In furtherance of the foregoing:

               (i) Prior to Closing, the Sellers shall (i) cause all Debt (including all indebtedness identified on Schedule 7.10 but excluding the Included Capitalized Lease Obligations and Debt arising out of the Financing Transactions) to be repaid in full, or otherwise discharged, such that all obligations of the Company and the Subsidiaries with respect thereto shall have been terminated and be of no further force or effect, (ii) cause any guarantees made by the Company or a Subsidiary with respect to Debt (other than the Included Capitalized Lease Obligations) of any Person other than a Subsidiary to be terminated without any further liability of the Company or such Subsidiary thereunder and (iii) take all action necessary to cause the outstanding Series A Preferred Stock of RSC to be sold to and purchased by the Company. The Company acknowledges and agrees that the Included Capitalized Lease Obligations shall remain outstanding after the Closing and be the continuing obligations of the Company and the Subsidiaries.

               (ii) Sellers shall cause the Company and the Subsidiaries to have as of the Closing Date such cash balances with respect to the Company's and each Subsidiary's respective bank accounts as are (x) at least sufficient to satisfy any then outstanding checks or other notes payable from such accounts and (y) required to be held for the benefit of Employee Benefit Plans.


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


               (iii) (A) At the Closing, after the consummation of the transactions contemplated by Section 7.18(c), the Company shall make payments in an aggregate amount equal to Estimated Intercompany Debt to the holders of Intercompany Debt in repayment of such Intercompany Debt and (B) immediately after the payment, if any, required by
          Section 2.5(e)(iv)(A) is made to the Company, the Company shall make payments in an aggregate amount equal to the amount of such payment to the holders of Intercompany Debt in repayment of such Intercompany Debt.

     7.11 Interim Transfer. At or prior to Closing, Sellers shall have caused the Interim Transfer to have occurred, such that (a) the Company's only ownership interest in any Persons shall be its interest in LLC1, LLC1's only ownership interest in any Persons shall be its interest in LLC2, LLC2's only ownership interest in any Persons shall be its interest in LLC3, LLC3's only ownership interest in any Persons shall be its interest in RSC and RSC's only ownership interest in any Persons shall be its interest in RSC Canada and (b) the contracts set forth on Schedule 7.11 (the "Retained Contracts") shall have been assigned to an Affiliate of ACAB other than the Company or a Subsidiary. ACAB shall offer employment, either directly or through one of its subsidiaries, to each Person that is directly employed by the Company as of the date hereof (each of which shall constitute a Retained Employee). The Interim Transfer shall be completed to the reasonable satisfaction of the Investors and the Investors shall have the right to review and comment on any agreements or other documentation related to any of the transactions constituting all or part of the Interim Transfer and, to the extent any such agreement or other documentation would reasonably be expected to affect the Purchasers or any of the rights or obligations, consent to such agreement or other documentation (such consent not to be unreasonably withheld or delayed).

     7.12 Insurance. The Sellers shall maintain or cause to be maintained through the Closing the insurance with respect to the Company and its Subsidiaries referred to in Section 4.17 (Insurance). For the avoidance of doubt, such insurance will terminate as of Closing; provided that the Sellers shall ensure that such termination does not affect the availability, claims procedures or cost of coverage for the Business under any insurance policies or programs in respect of events occurring prior to the Closing. If the Investors request, the Sellers shall purchase or cause to be purchased, at the Investors' expense (which expense shall be reimbursed by the Company after the Closing), an extended reporting period with respect to such insurance. The Sellers shall take all actions reasonably necessary to ensure that any claims related to the Business under such insurance policies in respect of pre-Closing periods may be timely made for a period of three (3) years after Closing, provided that they are made promptly upon learning of the claim and are otherwise in compliance with the terms of the policies. Following the Closing, the Sellers shall and shall cause their Affiliates to (i) not seek to change any rights or obligations of the Company or any Subsidiary under such insurance, (ii) cooperate with the Company and the Subsidiaries in making claims under such insurance, and (iii) promptly pay over to the Company any amounts that the Sellers or any such Affiliate may receive under such insurance in respect of losses in relation to the Business experienced by the Company or any Subsidiary.


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

     7.13 Transfers of Certain Obligations. Prior to the Closing Sellers shall take all action necessary to cause an affiliate of Sellers to assume all indemnification obligations of the Company and its Subsidiaries under the agreements listed in Schedule 7.13.

     7.14 Notice of Certain Events. From the date hereof until the Closing, Sellers shall promptly notify the Investors in writing of: (a) any fact, circumstance, change, occurrence or development, the existence or occurrence of which (i) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) has resulted in or would reasonably be expected to result in any representation or warranty made by Sellers hereunder not being true and correct or (iii) could result in the failure of any of the conditions set forth in Articles 4 and 5 to be satisfied;
(b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (d) any litigation commenced or, to Sellers' knowledge, threatened against, relating to or involving or otherwise affecting Sellers or the Company or the Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.7 (Litigation) or that relates to the consummation of the transactions contemplated by this Agreement. The Investors' receipt of information pursuant to this Section 7.14 or otherwise shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement.

     7.15 No Solicitation. From the date hereof until the Closing, neither Seller nor any of its Affiliates shall, nor shall any Seller or any of its Affiliates authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) take any action to solicit, initiate or encourage the submission of any Acquisition Proposal, (ii) engage in any discussions or negotiations with, furnish any nonpublic information relating to the Business, the Company or any of the Subsidiaries or afford access to the properties, assets, books or records of the Business, the Company or any of the Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person that is seeking to make, or has made, an Acquisition Proposal or a modification of a previously received Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal. For purposes of this Agreement, an Acquisition Proposal shall mean other than the transactions contemplated by this Agreement, any third party offer, proposal or inquiry relating to, or any indication of interest in, any acquisition or purchase, direct or indirect, whether by way of asset purchase, stock purchase, merger, consolidation, share exchange, business combination or otherwise, of any material assets of the Business, the Company or any Subsidiary (other than sales of inventory and used rental equipment in the ordinary course of business, consistent with past practice) or any other transaction the consummation of which could reasonably be expected to frustrate the purposes of, impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or that could reasonably be expected to dilute materially the benefits to the Investors of the transactions contemplated by this Agreement.

     7.16 Subsequent Financial Statements and Reports. From the date hereof until the Closing, Sellers shall cause the Company to (i) provide to the Investors a monthly management


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report on the Business in scope and detail consistent with those management reports that have been historically prepared by the Company and the Subsidiaries and delivered to Sellers, and (ii) timely prepare, and promptly deliver to the Investors, monthly financial statements of the Business, to be in scope and detail consistent with the monthly financial statements that have been historically prepared by the Company and delivered to Sellers.

     7.17 Intercompany Agreements.

          (a) Except as contemplated by this Agreement and the Ancillary Agreements, as of the Closing Date, the Sellers shall terminate or cause to be terminated all contracts, licenses, agreements, commitments and other arrangements, formal and informal, between any of the Company or any Subsidiary, on the one hand, and any of the Seller or any of its Affiliates (other than the Company or any Subsidiary), on the other hand, in existence prior to the Closing Date, other than any such arrangements that relate to purchases or sales of equipment or merchandise sold or rented by the Business. No such terminated contract, license, agreement, commitment or other arrangement (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Closing Date and all parties thereto shall be released from all obligations thereunder.

          (b) In furtherance of the foregoing, immediately prior to the Closing
     (i) all outstanding liabilities, including short-term and long-term liabilities (other than any accounts payable for the sale or purchase of equipment, merchandise or other goods), (A) due to any Seller or Seller Affiliate from the Company or any Subsidiary, or (B) due to the Company or any Subsidiary from any Seller or Seller Affiliate, shall each be capitalized or settled in accordance with Schedule 7.17A and (ii) all outstanding accounts receivable and long-term receivables (other than any accounts receivable for the sale or purchase of equipment, merchandise or other goods) (A) due to any Seller or Seller Affiliate from the Company or any Subsidiary, or (B) due to the Company or any Subsidiary from any Seller or Seller Affiliate, shall each be capitalized or settled in accordance with Schedule 7.17B. All outstanding liabilities described in clause (i) above and all outstanding accounts receivable and long-term receivables described in clause (ii) above, that arise, are created or are discovered on or after the date hereof (and therefore are not listed on Schedule 7.17A or Schedule 7.17B), shall be capitalized or settled immediately prior to the Closing in the same manner as outstanding liabilities of a similar type and accounts receivable are to be capitalized or settled as provided in the Schedules, provided, that all outstanding liabilities of a type not reflected in the Schedules shall be settled in a manner mutually agreed upon by the Investors and ACAB. This Section 7.17(b) shall not apply to employee benefits matters that are covered under Section 7.4.

     7.18 Financing.

          (a) The Sellers agree to provide, and shall cause the Company and the Subsidiaries and its and their respective officers, employees, representatives and advisors, including legal and accounting, to provide, all cooperation reasonably requested by the Investors in connection with the arrangement of the Financing Transactions, including (i)


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     participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, road shows and sessions with rating agencies, (ii) promptly after September 30, 2006, preparation, and review and delivery to the Investors by KPMG, of a reviewed (but not audited) balance sheet of the Business as of September 30, 2006 and the related statement of operations and cash flows of the Business for the nine (9) months ended September 30, 2006 (collectively, the "Interim Financial Statements"), it being understood that the reporting entity for the Interim Financial Statements shall be RSC, (iii) preparation of business projections, additional financial statements (including, without limitation, those required by the Securities and Exchange Commission), offering memoranda, private placement memoranda, prospectuses and similar documents, (iv) execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, provided that neither the Company nor Subsidiaries shall have any liability thereunder prior to Closing, (v) executing and delivering other requested certificates or documents, including, without limitation, a certificate of the chief financial officer of either Seller or the Company with respect to solvency matters, comfort letters of accountants, consents of accountants for use of their reports in any materials relating to the financing contemplated by the Commitment Letters, legal opinions as may be reasonably requested by the Investor and
     (vi) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the Commitment Letters within the time periods required thereby in order to permit a Closing Date on or prior to the Termination Date which obligation shall include providing the financial information required pursuant to the terms of the Commitment Letters.

          (b) Prior to the Closing, the Company shall (i) form LLC1 (which shall be treated as a disregarded entity for U.S. federal income tax purposes and, to the extent possible under state law, a disregarded entity for state income tax purposes) and contribute to it all of the outstanding capital stock of RSC, (ii) cause LLC1 to form LLC2 (which shall be treated as a disregarded entity for U.S. federal income tax purposes and, to the extent possible under state law, a disregarded entity for state income tax purposes) and contribute to LLC2 all of the outstanding capital stock of RSC, (iii) cause LLC2 to form LLC3 (which shall be treated as a disregarded entity for U.S. federal income tax purposes and, to the extent possible under state law, a disregarded entity for state income tax purposes) and contribute to LLC3 all of the outstanding capital stock of RSC, (iv) cause LLC3 to contribute to RSC all of the outstanding preferred stock of RSC and
     (v) cause RSC to cancel the preferred stock contributed to it by LLC3 pursuant to clause (iv) of this Section 7.18(b). In furtherance of its obligations under Section 7.18(a) above, at the request of the Investors the Sellers shall cause the Company to cause the Subsidiaries to take, solely under the direction and control of the Investors, all action necessary or desirable in connection with the Financing Transactions, including, without limitation, causing one or more of the Subsidiaries to be issuers, borrowers and co-obligors in the Financing Transactions. The Company shall cause the Subsidiaries not to close or agree to close on any of the transactions contemplated by the Commitment Letters other than pursuant to instructions from the Investors.


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

          (c) At the Closing, after the consummation of the Financing Transactions, and prior to the transactions contemplated by Section 2.1, the Company shall cause (v) RSC Canada to distribute to RSC all of the net proceeds RSC Canada receives from such Financing Transactions, (w) RSC to distribute to LLC3 all of the net proceeds RSC receives from such Financing Transactions and from RSC Canada pursuant to clause (v) of this Section 7.18(c), (x) LLC3 to distribute to LLC2 all of the net proceeds LLC3 receives from such Financing Transactions and from RSC pursuant to clause
     (w) of this Section 7.18(c), (y) LLC2 to distribute to LLC1 all of the proceeds it receives from LLC3 pursuant to clause (x) of this Section 7.18(c) and (z) LLC1 to distribute to the Company all of the proceeds it receives from LLC2 pursuant to clause (y) of this Section 7.18(c).

          (d) The Investors agree to use all commercially reasonable efforts to arrange the Financing Transactions, and to cause such financing to be consummated so that funds contemplated by the Commitment Letters are available on or before the Termination Date.

     7.19 Seller Notes.

          (a) Following the date on which the audit of the financial statements of the Business for the fiscal year ended December 31, 2007 has been delivered to the Company (and on the date specified below), the Company shall, if the cumulative Adjusted EBITDA for the fiscal years ended December 31, 2006 and December 31, 2007 (the "2006-2007 EBITDA") is at least $1.54 billion, issue to the Seller Stockholder a Seller Note, in a principal amount equal to the sum of

          (I) an amount determined as follows:

               (i) If the 2006-2007 EBITDA is $1.662 billion or greater, $150 million;

               (ii) If the 2006-2007 EBITDA is between $1.54 billion and $1.662 billion, an amount equal to (x) $150 million multiplied by (y) a fraction (A) the numerator of which is an amount equal to the 2006-2007 EBITDA minus $1.54 billion and (B) the denominator of which is $122 million; and

          (II) an additional amount, computed like interest (compounded semiannually) at the Applicable Rate from April 1, 2008 to the date the Seller Note is issued, on the amount described in clause (a)(I).

          (b) Following the date on which the audit of the financial statements of the Business for the fiscal year ended December 31, 2008 has been delivered to the Company by its accountants, the Company shall, if Adjusted EBITDA for such fiscal year (the "2008 EBITDA") is at least $880 million, issue to the Seller Stockholder a Seller Note, in a principal amount equal to the sum of

          (I) an amount determined as follows:


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               (i) If the 2008 EBITDA is $1.015 billion or greater, $250
          million.

               (ii) If the 2008 EBITDA is between $880 million and $1.015 billion, an amount equal to (x) $250 million multiplied by (y) a fraction (A) the numerator of which is an amount equal to the 2008 EBITDA minus $880 million and (B) the denominator of which is $135 million; and

          (II) an additional amount, computed like interest (compounded semiannually) at the Applicable Rate from April 1, 2009 to the date the Seller Note is issued, on the amount described in clause (b)(I).

          (c) The Company will deliver to the Seller Stockholder its calculation of EBITDA and Adjusted EBITDA for each fiscal quarter during the years of 2007 and 2008 promptly upon completion of the preparation and review of the financial statements of the Company for such quarter. If a Loss of Control (as defined in the Seller Note) has occurred during any fiscal quarter of such years and the Seller Stockholder reasonably believes that, as a result of changes in the operation of the Business, Adjusted EBITDA cannot be measured or no longer accurately measures the performance of the Business, the Seller Stockholder shall have the right to propose, within 30 days of the delivery of the calculation of EBITDA and Adjusted EBITDA for such quarter, modifications to the definition of "Adjusted EBITDA", which the parties shall negotiate in good faith.

          (d) During the 15 Business Day period following the date on which the financial statements of the Business for each of the fiscal years ended December 31, 2007 and 2008 has been delivered to the Company, the Seller Stockholder and the Company shall discuss in good faith the appropriate principal amount, if any, of Seller Note that should be issued. In the event that the parties have not agreed on such amount at the end of such applicable period, the parties shall submit such dispute to the Price Adjustment Arbiter. Such dispute shall be resolved pursuant to a "baseball arbitration" in which the Company and the Seller Stockholder shall submit to the Price Adjustment Arbiter, and exchange with each other in advance of the hearing, a single figure representing the principal amount of the Seller Note it believes should be issued, and the Price Adjustment Arbiter shall be limited to determining which of the two submitted figures should be used. The principal amount, if any, of any Seller Note that the Company shall be obligated to issue shall be fixed upon the earlier to occur of (i) an agreement between the Seller Stockholder and the Company as to such amount and (ii) the determination of the Price Adjustment Arbiter as to such amount. Any Seller Note that the Company is obligated to issue shall be issued on the date on which the principal amount of such Seller Note is fixed in accordance with the preceding sentence.

     7.20 Seller Equipment. At all times during the 30-month period after the Closing Date, ACAB shall, and shall cause its Affiliates to, offer for sale to the Company and its Subsidiaries any product manufactured for sale or distributed by the portable air and construction tools divisions of ACAB and its Affiliates (i) with payment due no less than 180 days after the date of delivery of such product to the Company or such Subsidiary, (ii) without any requirement that the Company or such Subsidiary provide any guarantee, letter of credit, performance bond or


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other credit support and (iii) at a reasonably competitive market price for such product for sales to purchasers that do not purchase such products on extended credit terms.

     7.21 Intercompany Accounts. As soon as reasonably practicable, and in any event prior to October 31, 2006, the Sellers shall provide to the Investors a list of all balances as of September 30, 2006 between any Seller or any Seller Affiliate, on the one hand, and the Company or any Subsidiary, on the other hand.

     7.22 Prohibited Merger. Prior to the second anniversary of the date hereof, the Investors shall not cause or permit the Company to, and the Company agrees not to, merge with and into RSC.

     7.23 Transaction Related Expenses.

          (a) Subject to Section 7.23(b), upon receipt of a written invoice from the Company after the Closing, the Sellers shall promptly pay, or reimburse the Company for, any transaction-related expenses owed by the Company or any Subsidiary to third-parties incurred prior to the Closing for the benefit of the Sellers, Company or any Subsidiary (including at the direction of the Sellers) that are unpaid on or after the Closing, including, without limitation, (i) fees and expenses of counsel and advisors to Sellers, (ii) expenses associated with the preparation of the Interim Financial Statements (other than Incremental KPMG Expenses), (iii) expenses incurred on or prior to October 6, 2006.

          (b) Notwithstanding Section 7.23(a), the Company shall, after the Closing, bear, and the Sellers shall in no event be obligated to pay, or reimburse the Company or any Subsidiary for, fees and out of pocket expenses incurred in connection with the Financing Transactions (including Incremental KPMG Expenses), other than (i) fees and expenses of counsel and advisors to Sellers, (ii) expenses associated with the preparation, and review and delivery by KPMG, of the Interim Financial Statements (other than Incremental KPMG Expenses), (iii) expenses incurred on or prior to October 6, 2006.

     7.24 Certain Assignments. At the Closing, ACAB shall assign or cause to be assigned to the Company any non-disclosure, confidentiality or similar agreements entered into by ACAB or any of its Affiliates in contemplation of a sale of the Business the assignment of which to the Company would not result in a breach by ACAB of its obligations under such agreement; provided that ACAB shall take all necessary actions to enforce on RSC's behalf and at RSC's expense (it being understood that ACAB shall not incur any material expense in connection with such enforcement without the prior written approval of RSC) any such agreements not assigned at the Closing to the Company.

     7.25 Holding Company. Until the earlier of (a) the issuance of any Seller Note and (b) the date on which it is determined, pursuant to Section 7.19(d) (Seller Notes), that no Seller Note shall be issued pursuant to Section 7.19(b) (Seller Notes), the Company shall remain a holding company and engage in no material business activities other than the ownership of the equity interests in its subsidiaries and related administrative and reporting activities.


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

     7.26 Transfer of Shares. Prior to and as of the Closing, ACAB shall cause all of the Shares to be owned and held by the Seller Stockholder.

                                    ARTICLE 8
                       CONDITIONS PRECEDENT OF THE SELLERS

     The obligation of the Sellers to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by ACAB.

     8.1 Representations and Warranties. The Investors' representations and warranties made in this Agreement shall be true and correct in all respects (determined without regard to any materiality qualifier therein) as of the Closing Date as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and warranties that, in the aggregate, are not reasonably likely to materially impair, impede or delay the ability of the Investors to consummate the transactions contemplated by this Agreement.

     8.2 Performance. The Investors shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by them prior to the Closing.

     8.3 Officer's Certificate. Each Investor shall have delivered to the Sellers a certificate, dated as of the Closing Date and executed by an officer or other authorized representative of such Investor, certifying to the fulfillment of the conditions specified in Sections 8.1 (Representations and Warranties) and 8.2 (Performance) hereof.

     8.4 Regulatory Approvals. All applicable waiting periods under the HSR Act and Other Competition Laws with respect to the transactions contemplated hereby shall have expired or been terminated, and any required Consent of a Governmental Authority specified on Schedule 8.4 shall have been obtained.

     8.5 Injunctions. There shall not be in effect any Law or Order directing that the transactions provided for herein not be consummated as provided herein or which has the effect of rendering it impossible or illegal to consummate such transactions.

     8.6 Interim Transfer. The Interim Transfer shall have been consummated in accordance with Section 7.11 (Interim Transfer).

     8.7 Stockholders Agreement. Each holder of any equity interest in the Company other than the Seller Stockholder shall have validly executed and delivered the Stockholders Agreement to the Seller Stockholder.

     8.8 Financing. LLC3 shall have received the proceeds contemplated by the Financing Transactions.


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

                                    ARTICLE 9
                      CONDITIONS PRECEDENT OF THE INVESTORS

     The obligation of the Investors to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by the Investors.

     9.1 Representations and Warranties. The Sellers' representations and warranties made in this Agreement shall be true and correct in all respects (determined without regard to any materiality or Material Adverse Effect qualifier therein) as of the Closing Date as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and warranties that, in the aggregate, are not reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the condition provided for in this Section 9.1 shall be deemed to have been satisfied if a failure of such condition shall have been cured on or before the later of (x) the Termination Date and (y) sixty days after the date that any Investor shall have provided the Sellers written notice of such breach or breaches alleged to constitute failure of the condition.

     9.2 Performance. The Sellers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by them prior to the Closing.

     9.3 Officer's Certificate. ACAB shall have delivered to the Investors a certificate, dated as of the Closing Date and executed by an officer of ACAB, certifying to the fulfillment of the conditions specified in Sections 9.1 (Representations and Warranties), 9.2 (Performance), 9.7 (No Material Adverse Effect) and 9.8 (Consents) hereof.

     9.4 Regulatory Approvals. All applicable waiting periods under the HSR Act and any Other Competition Laws with respect to the transactions contemplated hereby shall have expired or been terminated, and any required Consent of a Governmental Authority specified on Schedule 8.4 shall have been obtained.

     9.5 Injunctions. There shall not be in effect any Law or Order directing that the transactions provided for herein not be consummated as provided herein or which has the effect of rendering it impossible or illegal to consummate such transactions.

     9.6 Interim Transfer. The Interim Transfer shall have been consummated in accordance with Section 7.11 (Interim Transfer).

     9.7 No Material Adverse Effect. No fact, circumstance, change, occurrence or development shall exist or have occurred or come to exist or been threatened since December 31, 2005 that, individually or in the aggregate, has had or resulted in, or would reasonably be expected to become or result in, a Material Adverse Effect.

     9.8 Consents. The Sellers shall have received and delivered to the Investors all consents, authorizations or approvals, and delivered all material notices, required or appropriate to be obtained in connection with the consummation of the transactions contemplated hereby,


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

including those listed on Schedule 9.8, in each case in form and substance reasonably satisfactory to the Investors, and no such consents, authorizations, approvals or notices shall have been revoked.

     9.9 Financing. LLC3 shall have received the proceeds contemplated by the Financing Transactions and the Company shall have received proceeds from such financing that are sufficient to finance the consummation by the Company of the transactions contemplated by this Agreement.

     9.10 Stockholders Agreement. The Seller Stockholder shall have validly executed and delivered to the Investors the Stockholders Agreement.

                                   ARTICLE 10
                                INDEMNIFICATION

     10.1 Indemnification.

          (a) Indemnification by the Sellers. Subject to the limits set forth in this Section 10.1, from and after the Closing, the Sellers agree, on a joint and several basis, to indemnify, defend and hold the Company, the Subsidiaries, and their respective Affiliates (including, for the avoidance of doubt, the Investors and the Seller Stockholder), officers, directors, stockholders, employees, agents and representatives (the "Investor Indemnified Persons") harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including reasonable fees and expenses of counsel) (collectively, "Losses"), that they may incur arising out of or due to (i) any inaccuracy or breach of any representation or warranty of the Sellers contained in Article 4 of this Agreement (other than set forth in Section 4.11 (Tax Matters) and, with respect to Taxes, in
     Section 4.4 (Financial Statements); provided, for the avoidance of doubt, that all other representations and warranties of the Sellers contained in
     Section 4.4 shall be included within the scope of the indemnity contained in this Section 10.1(a)(i)), (ii) any breach of any covenant or other agreement of the Sellers contained in this Agreement, (iii) the Interim Transfer, the Transferred Companies and Assets and all liabilities related thereto, any Retained Employee or any Retained Contract, (iv) any action, claim, demand, summons, subpoena, suit, proceeding or investigation relating to exposure to silica, asbestos, or any other personal injury or wrongful death caused or alleged to be caused by events, actions, circumstances or factors occurring prior to Closing that do not arise out of the Business, (v) any action, claim, demand, summons, subpoena, suit, proceeding or investigation relating to exposure to silica in respect of facts, circumstances or events occurring prior to the Closing that arise out of the Business, (vi) any failure to obtain any consent required under any agreements referenced on Schedule 4.2(a), (vii) any employment or other agreement between RSC or any of its Affiliates and Thomas Zorn, the termination of Thomas Zorn's employment and other relationships with RSC and any other activities of Thomas Zorn, (viii) any activities, operations or business, including the industrial air tool business and the temperature control equipment business, conducted by the Company or any of its Affiliates prior to Closing other than the Business and any


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

     disposition of any such business and (ix) any Intercompany Debt other than payments the Company is required to make under Section 7.10(a)(iv). Anything to the contrary contained herein notwithstanding, and except for claims made under Section 7.4 (Employee Matters; Labor Matters), none of Investor Indemnified Persons shall be entitled to recover from the Sellers pursuant to (x) clause (a)(i) of this Section 10.1 for (A) any particular Loss unless such Loss (together with all Losses arising out of the same facts, circumstances, events or series of events) exceeds $75,000 and no claim therefor shall be asserted for any purpose hereunder (and no such Loss shall be included in the calculation of the deductible provided for in clause (B) hereof), (B) any Losses unless and until the total of all Losses indemnifiable pursuant to clause (a)(i) of this Section 10.1 exceeds $33,000,000, and then only for the amount by which such claims exceed such amount and (C) more than an aggregate of twenty percent of the Purchase Price with respect to all Losses indemnifiable pursuant to clause (a)(i) of this Section 10.1 (the limitation set forth in this Section 10.1(a)(x)(C), the "Sellers Cap"), (y) clause (a)(vi) of this Section 10.1 for (A) any particular Loss unless and to the extent such Loss exceeds $50,000 and no claim therefor shall be asserted for any purpose hereunder and (B) more than $10,000,000 with respect to all Losses indemnifiable pursuant to clause (a)(vi) of this Section 10.1, or (z) clause (v) of this Section 10.1(a) for any Losses other than (i) one-half of all such Losses until the aggregate amount of such Losses equals $10,000,000 and (ii) all such Losses in excess of $10,000,000 until such Losses equal $35,000,000 in the aggregate.

          (b) Indemnification by the Company. Subject to the limits set forth in this Section 10.1, from and after the Closing, the Company agrees to indemnify, defend and hold the Sellers and their Affiliates and their respective officers, directors, stockholders, employees, agents and representatives (the "Seller Indemnified Persons") harmless from and in respect of any and all Losses that they may incur arising out of or due to
     (i) any inaccuracy or breach of any representation or warranty of the Investors contained in this Agreement, (ii) any breach of covenant or other agreement of the Investors or the Company contained in this Agreement (provided that, with respect to breaches of the Company, indemnification pursuant to this clause shall be limited to breaches occurring after the Closing) and (iii) the possession, use, operation or management of any property of the Company and the Subsidiaries after the Closing, except insofar as the Investor Indemnified Persons are entitled to indemnification, subject to the limitations set forth in this Agreement, for Losses pursuant to Section 10.1(a). Anything to the contrary contained herein notwithstanding, and except for claims made under Section 7.4 (Employee Matters; Labor Matters), none of the Seller Indemnified Persons shall be entitled to recover from the Company pursuant to clause (b)(i) of this Section 10.1 for: (A) any particular Loss unless such Loss (together with all Losses arising out of the same facts, circumstances, events or series of events) exceeds $75,000 and no claim therefor shall be asserted for any purpose hereunder (and no such Loss shall be included in the calculation of the deductible provided for in clause (B) hereof), (B) any Losses unless and until the total of all Losses indemnifiable pursuant to clause (b)(i) of this Section 10.1 exceeds $33,000,000, and then only for the amount by which such claims exceed such amount, and (C) more than an aggregate of twenty percent of the Purchase Price with


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

     respect to all Losses indemnifiable pursuant to clause (b)(i) of this
     Section 10.1 (the limitation set forth in this Section 10.1(b)(x)(C), the "Company Cap").

          (c) Indemnification as Exclusive Remedy. The indemnification provided in this Article 10 (subject to the limitations set forth herein), in paragraphs (e) and (f) of Sections 7.4 (Employee Matters; Labor Matters) and in Section 7.5 (Tax Matters), and the remedies provided in Section
     11.16 (Enforcement of Agreement), shall be the exclusive post-Closing remedies available to any party in connection with any Losses arising out of or resulting from this Agreement or the transactions contemplated hereby.

          (d) Certain Limitations. Anything in this Agreement to the contrary notwithstanding:

                    (i) If any matters giving rise to a claim of indemnification pursuant to this Article 10 by a Seller Indemnified Person or a Investor Indemnified Person may be covered by any insurance policy or policies, then such Seller Indemnified Person or such Investor Indemnified Person shall cooperate fully with reasonable requests of the Indemnifying Party in connection with pursuing remedies under such insurance policy against the applicable insurer or insurers or policies. The Indemnifying Party shall bear or reimburse any costs or expenses by any Seller Indemnified Person or any Investor Indemnified Person (including reasonable fees and expenses of counsel) incurred in connection with pursuing such remedies as applicable. Any indemnity payment made by the Sellers to any Investor Indemnified Person, on the one hand, or by the Company to any Seller Indemnified Person, on the other hand, in respect of any Loss shall be net of an amount equal to (a) any insurance proceeds actually received by such Seller Indemnified Person or such Investor Indemnified Person, as the case may be, in respect of such claim minus (b) any related costs and expenses (including reasonable fees and expenses of counsel), to the extent such costs are not reimbursed pursuant to the previous sentence, including the aggregate cost of pursuing any related insurance claims plus any related increases in retrospective insurance premiums or other chargebacks. If a Seller Indemnified Person or such Investor Indemnified Person receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Seller Indemnified Person or such Investor Indemnified Person shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Seller Indemnified Person or a Investor Indemnified Person in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any costs and expenses (including reasonable fees and expenses of counsel), to the extent such costs are not reimbursed pursuant to the second sentence of this clause (d)(i), incurred by such Seller Indemnified Person or such Investor Indemnified Person in collecting such amount and any related increases in retrospective insurance premiums or


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

               other chargebacks. Nothing contained in this sub-section shall excuse performance, or justify any delay in performance, on the part of the Indemnifying Party.

                    (ii) If the Closing shall not have occurred, any claims of
               Investor Indemnified Persons and Seller Indemnified Persons shall be limited to actual out of pocket expenses and shall in no event include any special or consequential damages, except in respect of an intentional breach or grossly negligent breach by the Sellers or the Investors, as the case may be, and any claims of the Sellers or Seller Indemnified Parties shall also be limited as set forth in Section 3.5.

                    (iii) The amount with respect to which any claim is made
               under Section 7.5 (Tax Matters) or this Article 10 (an "Indemnity Claim") shall be (A) increased by any Taxes incurred by the party making such claim as a result of the receipt of the respective indemnity payment (as increased pursuant to this Section 10.1(d)(iii)) and (B) reduced to the extent provided in this
               Section 10.1(d)(iii) by any decrease in Taxes as a result of a Tax Benefit currently realized by the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which such Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when actually realized; such refund, however, shall not exceed the indemnification payment previously received by the party that made such Indemnity Claim from the indemnifying party. If the Sellers Cap or the Company Cap, as the case may be, is applicable and has been met, no further payments to the applicable indemnifying party described in the preceding sentence shall be required to be made except to the extent such payments would cause the applicable ceiling to not be met. Refunds relating to subsequent Tax Benefits shall be made on the last Business Day of the month following the year in which the Tax Benefit is actually realized. For purposes of this Section 10.1(d)(iii), a "Tax Benefit" to a party means an amount by which the Tax liability of such party (or group of Affiliates including such party) is actually reduced as a result of the Losses subject to such Indemnity Claim. A Tax Benefit that results from an event giving rise to the indemnity payment shall be considered actually realized by an indemnified party only to the extent that, but for such Tax Benefit, such indemnified party's Tax liability would be higher than it is with such Tax Benefit (e.g., deductions, credits or losses of the indemnified party that do not result from the event giving rise to the indemnity payment shall be deemed to be used prior to the use of any deduction, credit or loss that does result from the event giving rise to the indemnity payment). If a realized Tax Benefit that has been taken into account under this Section 10.1(d)(iii) is rendered unavailable by reason of a carryback of any deductions, credits or losses from a subsequent period, the indemnifying party shall make an


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

               appropriate reconciliation payment to the indemnified party. The amount of any increase, reduction or payment hereunder shall be adjusted to reflect any final determination with respect to the indemnified party's liability for Taxes, and if necessary, payments shall be made between the parties to this Agreement to reflect such adjustment. The Company shall notify the Sellers promptly in writing if as of the end of any taxable year of the Company or any Subsidiary a realizable taxable benefit has not been realized due to the availability of other tax attributes along with backup information supporting the fact that a realizable tax benefit has not been realized. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                    (iv) No Investor Indemnified Person or Seller Indemnified
               Person shall be entitled to indemnification under this Article 10 for any Losses to the extent that the Company or the Seller Stockholder receives an adjustment to the Purchase Price in respect of such Losses pursuant to Section 2.5 (Post-Closing Purchase Price Adjustment) of this Agreement.

          (e) Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing and will remain in full force and effect thereafter until the date that is (x) in the case of representations and warranties, thirty (30) days following the delivery of an audit of the financial statements of the Business for the fiscal year ended December 31, 2007 (it being understood that the Company shall use its commercially reasonable efforts to cause such audit to be delivered as soon as reasonably practicable after December 31, 2007), and (y) in the case of covenants and agreements, December 31, 2008; provided, that (i) such representations, warranties, covenants and agreements shall survive beyond such period with respect to any breach thereof if written notice thereof shall have been duly given within such period in accordance with Section 10.1(f) hereof, (ii) the representations and warranties set forth in Sections 4.1 (Organization and Authority of the Company and the Subsidiaries), 4.2 (Ability to Carry Out the Agreement), 4.3 (Capitalization of the Company and the Subsidiaries) and 4.10 (Brokers and Intermediaries) shall survive indefinitely, (iii) the representations and warranties set forth in paragraphs (h), (l), (p) and (q) of Section 4.11 (Tax Matters) and 4.12 (Employee Benefits), shall survive until thirty days following the expiration of the applicable statute of limitations with respect to the liabilities in question (giving effect to any extensions, mitigation or waivers thereof or other events that extend the applicable statute of limitations), (iv) the representations and warranties set forth in Section 4.14 (Environmental Matters) shall survive until the fourth anniversary of the Closing, (v) the representations and warranties set forth in Section 4.11 (Tax Matters) (other than paragraphs (h), (l), (p) and (q) of Section 4.11 (Tax Matters)) shall not survive the Closing, the covenants in Section 10.1(a)(vi) shall survive until the second anniversary of the Closing and (vii) the covenants in Section 7.5 (Tax Matters) and any other covenants


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

     that are expressly provided to be performed following the Closing Date shall survive until the end of the performance period with respect thereto.

          (f) Notice and Opportunity to Defend. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 10.1(a) or 10.1(b), the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves any claim or the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such Indemnifying Party demonstrates that such failure has actually prejudiced such Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the party or parties seeking indemnification and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof and written acknowledgment by the Indemnifying Party of its obligation to indemnify the party or parties seeking indemnification for Losses related thereto, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof (it being understood that the party or parties seeking indemnification shall have the right to participate at their own expense in the defense of such action). The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. If the Indemnifying Party assumes the defense of an action no settlement or compromise thereof may be effected (i) by the Indemnifying Party without the written consent of the indemnified party (A) that provides for injunctive or other non-monetary relief affecting such indemnified party or (B) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified party of an irrevocable release from all liability with respect to such action or (ii) by the indemnified party without the consent of the Indemnifying Party. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent.

          (g) For purposes of this Article 10, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, "Material Adverse Effect" or similar qualification, or any qualification or requirement that a matter be or not be "reasonably expected" or "reasonably likely" to occur, contained in or otherwise applicable to such representation or warranty.

          (h) Coordination With Tax Indemnity. Section 7.5 (Tax Matters) shall control to the extent of any inconsistency between Section 7.5 (Tax Matters) and Article 10.


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

                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto shall be solely responsible for its own costs and expenses, and the costs and expenses of its Affiliates, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Each of the Sellers and the Investors shall bear the fees and expenses of any broker or finder retained by such party or parties and their respective Affiliates in connection with the transactions contemplated herein.

     11.2 Governing Law. This Agreement shall be construed under and governed by the internal substantive Laws of the State of New York without reference to choice of law principles.

     11.3 Projections. In connection with the Investors' investigation of the Company, the Subsidiaries and the Business, the Investors may have received, or may receive, from the Sellers and/or their respective representatives certain estimates, projections, forecasts, plans, budgets and other forward looking information relating to the Business (collectively "forward looking information"). The Investors acknowledge that (i) there are uncertainties inherent in forward looking information, (ii) the Investors are familiar with such uncertainties, (iii) the Investors are taking full responsibility for making their own evaluation of the adequacy and accuracy of all forward looking information so furnished to them, and (iv) the Investors will not assert any claim against the Sellers or any of their respective directors, officers, employees, Affiliates or representatives in respect of any forward looking information or otherwise hold the Sellers or any such Persons liable with respect thereto. Accordingly, the Investors acknowledge that the Sellers make no representation or warranty with respect to any forward looking information and that the Sellers make only those representations and warranties explicitly set forth in Articles 4 and 5.

     11.4 Materiality. As used in this Agreement, unless the context would require otherwise, the terms "material" and the concept of the "material" nature of an effect upon the Company, the Subsidiaries or the Business shall be measured relative to the entire Business, taken as a whole. There have been, however, included in the Schedules and may be included elsewhere in this Agreement items which are not "material" within the meaning of the immediately preceding sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an agreement by the Sellers that such items are "material" or to further define the meaning of such terms for the purposes of this Agreement.

     11.5 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     11.6 Waiver. Any of the terms or conditions of this Agreement, which may be lawfully waived, may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver


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

of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11.7 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto. Notwithstanding the foregoing, without the consent of, but with prior notice to, the Sellers, each Investor and the Company may transfer or assign (including by way of a pledge), in whole or from time to time in part, (i) to any acquiror of all or substantially all of the assets or shares of capital stock (or other ownership interests) of the Company or any Subsidiary of the Company (whether by asset purchase, stock purchase, merger, consolidation or otherwise), any or all of its rights hereunder (including its rights to seek indemnification hereunder) and
(ii) to its lenders or other financing sources for the Financing Transactions and for the Company, any or all of its rights hereunder (including its rights to seek indemnification hereunder) as collateral security, provided that, in the case of clause (ii), no such transfer or assignment will relieve such Investor or the Company of its obligations hereunder. Notwithstanding the foregoing upon prior written notice to, but without the consent of, the Investors, the Seller Stockholder may (x) after the Closing Date transfer or assign to any Affiliate (other than ACAB) any or all of its rights under Section 7.19 to receive Seller Notes and (y) transfer and assign the Seller Notes to any Person in accordance with the terms of the Seller Notes. Upon any such permitted assignment, the references in this Agreement to such Investor, the Company or Seller, as applicable, shall also apply to any such assignee unless the context otherwise requires.

     11.8 Notices.

          (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered,
     (ii) sent by an internationally recognized overnight courier service to the recipient at the address below indicated or (iii) delivered by facsimile or e-mail which is confirmed electronically, by telephone or by sending a copy of such e-mail or facsimile to the recipient thereof pursuant to clause (i) or (ii) above:

     If to any Ripplewood Party:

          c/o Ripplewood Holdings, L.L.C.
          One Rockefeller Plaza, 32nd Floor
          New York, NY 10020
          Attn: Christopher P. Minnetian, Esq.
          (212) 218-2778 (telecopier)
          (212) 582-6700 (telephone)
          cminnetian@ripplewood.com (email)


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

     With a copy to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, NY 10022-3902
          Attn: Jeffrey J. Rosen, Esq.
          (212) 909-6836 (telecopier)
          (212) 909-6000 (telephone)
          jrosen@debevoise.com (email)

     If to any Oak Hill Party:

          c/o Oak Hill Capital Management, L.L.C.
          65 E. 55th Street, 36th Floor
          New York, NY 10022
          Attn: John R. Monsky, Esq.
          (212) 758-3572 (telecopier)
          (212) 326-1590 (telephone)
          jmonsky@oakhillcapital.com

     With a copy to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, NY 10022-3902
          Attn: Jeffrey J. Rosen, Esq.
          (212) 909-6836 (telecopier)
          (212) 909-6000 (telephone)
          jrosen@debevoise.com (email)

     If to either of the Sellers:

          c/o Atlas Copco AB
          SE-105 23
          Stockholm, Sweden
          Attn: Hakan Osvald
          011-46-8-743-8037 (telecopier)
          011-46-8-743-8000 (telephone)
          hakan.osvald@se.atlascopco.com (email)


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

     With a copy to:

          Pillsbury Winthrop Shaw Pittman LLP
          1540 Broadway
          New York, New York 10036
          Attn: Stephen R. Rusmisel, Esq.
                Donovan W. Burke, Esq.
          (212) 858-1500 (telecopier)
          (212) 858-1000 (telephone)
          stephen.rusmisel@pillsburylaw.com (email)
          donovan.burke@ pillsburylaw.com (email)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

          (c) For convenience only, the parties agree that all notices, consents, directions or other actions that may be given or taken hereunder by the Sellers may be given by ACAB on behalf of the Sellers pursuant to a written instruction or document duly executed by ACAB and that the Investors shall treat any such instrument or document as the action of the Sellers hereunder.

     11.9 Complete Agreement. This Agreement, the Confidentiality Agreements, the Ancillary Agreements and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including without limitation the Stock Purchase Agreement, dated as of October 6, 2006 (the "SPA"), among ACAB, Atlas Copco Airpower NV, a company organized under the laws of Belgium, Eagle Acquisition Corporation and RSC Holdings Inc., which this Agreement amends and restates. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Execution and delivery of this Agreement by delivery of a facsimile or electronically recorded copy (including a pdf file) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such copies shall constitute enforceable original documents.


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

     11.11 Publicity. Prior to the Closing, the Sellers and the Investors will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

     11.12 Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.13 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     11.14 Third Parties. Except as provided in or contemplated by Article 10 (which confers upon the Persons referred to therein for whose benefit it is intended the right to enforce such Article), nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement.

     11.15 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit, action or proceeding. Each of the parties further agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in Section 11.8 (Notices) hereof shall be deemed in every respect effective service of process in any such suit, action or proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

     11.16 Enforcement of Agreement.

          (a) The Sellers acknowledge and agree if they fail to perform any of their obligations under this Agreement in accordance with the specific terms of such obligations, the Investors would be irreparably damaged and could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Investors may be entitled at law or in equity, the Investors shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

          (b) The Investors and the Company acknowledge and agree that if they fail to perform any of their obligations under this Agreement that are to be performed if and after the Closing occurs are not performed in accordance with their specific terms, the Sellers would be irreparably damaged and could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Sellers may be entitled at law or in equity, the Sellers shall be entitled to enforce any obligation of the Investors or the Company that is to be performed if and after the Closing occurs by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of such obligations, without posting any bond or other undertaking. The Sellers hereby waive, and further acknowledge and agree that the Sellers shall not be entitled to, specific performance or injunctive relief as a remedy for any breach or threatened breach of any of the obligations of any of the Investors under this Agreement that are to be performed prior to or in connection with the Closing.

     11.17 Investors' Representatives.

          (a) The Ripplewood Parties agree that Ripplewood 1 shall be and hereby is appointed as agent (the "Ripplewood Representative") to act for and on behalf of each Ripplewood Party, with authority to take any action required to be taken by any Ripplewood Party relating to this Agreement, or permitted to be taken by any Ripplewood Party under this Agreement, including, but not limited to, the authority to (i) give and receive notices and communications, (ii) to act on behalf each Ripplewood Party with respect to any claim for indemnification hereunder, (iii) execute any amendment or waiver of this Agreement and any other document or instrument necessary or advisable in order to carry out the provisions of this Agreement, (iv) agree to, negotiate and enter into settlements and compromises of, and comply with orders and decrees with respect to, any dispute or Loss, and (v) to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing and to otherwise administer this Agreement on behalf each Ripplewood Party. A decision, act, consent or instruction of the Ripplewood Representative shall constitute a decision of each of Ripplewood Party and shall be final, binding and conclusive upon each Investor. Without limiting the generality of the foregoing, the Ripplewood Representative shall have full power and authority, on behalf of each Ripplewood Party, to interpret all the terms and provisions of this Agreement.

          (b) The Oak Hill Parties agree that Oak Hill 1 shall be and hereby is appointed as agent (the "Oak Hill Representative") to act for and on behalf of each Oak Hill Party, with authority to take any action required to be taken by any Oak Hill Party relating to this Agreement, or permitted to be taken by any Oak Hill Party under this Agreement, including, but not limited to, the authority to (i) give and receive notices and communications, (ii) to act on behalf each Oak Hill Party with respect to any claim for indemnification hereunder, (iii) execute any amendment or waiver of this Agreement and any other document or instrument necessary or advisable in order to carry out the provisions of this Agreement, (iv) agree to, negotiate and enter into settlements and compromises of, and comply with orders and decrees with respect to, any dispute or Loss, and
     (v) to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing and to otherwise administer this Agreement on behalf each Oak Hill Party. A decision, act, consent or instruction of the Oak Hill Representative shall constitute a decision of each Oak Hill Party and shall be final, binding and conclusive upon each Investor. Without limiting the generality of the foregoing, the Oak Hill Representative shall have full power and authority, on behalf of each Oak Hill Party, to interpret all the terms and provisions of this Agreement.

                  [Signatures follow immediately on next page.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        ATLAS COPCO AB


                                        By: /s/ Hakan Osvald
                                            ------------------------------------
                                        Name: Hakan Osvald
                                        Title: Vice President


                                        By: /s/ Hans Sandberg
                                            ------------------------------------
                                        Name: Hans Sandberg
                                        Title: Senior Vice President


                                        ATLAS COPCO FINANCE S.A.R.L.


                                        By: /s/ Ken Lagerborg
                                            ------------------------------------
                                        Name: Ken Lagerborg
                                        Title: Treasurer


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: Illegible
                                        Title: Director


                                        ATLAS COPCO NORTH AMERICA INC.


                                        By: /s/ Mark Cohen
                                            ------------------------------------
                                        Name: MARK COHEN
                                        Title: PRESIDENT

                                        RSC ACQUISITION LLC

                                        By: Ripplewood Partners II, L.P.
                                            its Sole Member

                                        By: Ripplewood Partners II GP, L.P.
                                            its General Partner

                                        By: RP II GP, LLC
                                            its General Partner


                                        By: /s/ Christopher P. Minnetian
                                            ------------------------------------
                                        Name: Christopher P. Minnetian
                                        Title: Secretary


                                        RSC ACQUISITION II LLC

                                        By: Ripplewood Partners II Parallel
                                            Fund, L.P. its Sole Member

                                        By: Ripplewood Partners II GP, L.P.
                                            its General Partner

                                        By: RP II GP, LLC
                                            its General Partner


                                        By: /s/ Christopher P. Minnetian
                                            ------------------------------------
                                        Name: Christopher P. Minnetian
                                        Title: Secretary

                                        OHCP II RSC, LLC

                                        By: Oak Hill Capital Parters II, L.P.
                                            its Sole Member

                                        By: OHCP Gen Par II, L.P.
                                            its General Partner

                                        By: OHCP MGP II, L.L.C.
                                            its General Partner


                                        By: /s/ John R. Monsky
                                            ------------------------------------
                                        Name: John R. Monsky
                                        Title: Vice President


                                        OHCMP II RSC, LLC

                                        By: Oak Hill Capital Management Partners
                                            II, L.P. its Sole Member

                                        By: OHCP Gen Par II, L.P.
                                            its General Partner

                                        By: OHCP MGP II, L.L.C.
                                            its General Partner


                                        By: /s/ John R. Monsky
                                            ------------------------------------
                                        Name: John R. Monsky
                                        Title: Vice President


                                        OHCP II RSC COI, LLC

                                        By: OHCP Gen Par II, L.P.
                                            its Sole Member

                                        By: OHCP MGP II, L.L.C.
                                            its General Partner


                                        By: /s/ John R. Monsky
                                            ------------------------------------
                                        Name: John R. Monsky
                                        Title: Vice President

                                        Accepted and Agreed, for
                                        purposes of Section 11.9 only:


                                        EAGLE ACQUISITION CORPORATION


                                        By: /s/ Christopher P. Minnetian
                                            ------------------------------------
                                        Name: Christopher P. Minnetian
                                        Title: President


                                        RSC HOLDINGS, INC.


                                        By: /s/ John R. Monsky
                                            ------------------------------------
                                        Name: John R. Monsky
                                        Title: President